UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 20, 2020, at 11:00 a.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each voting option.

Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,

WILLIAM P. ANGRICK, III
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF LIQUIDITY SERVICES, INC. STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on February 20, 2020: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	11:00 a.m., Eastern Time, on February 20, 2020.
Place	The offices of Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
Items of Business

•      Elect each of the Class II directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2023 or until his or her successor has been elected or appointed;

•      Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020;

•      Approve an advisory resolution on executive compensation;

•      Approve an amendment and restatement of the Company's Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Second A&R Plan”) to increase the authorized number of shares; and

•      Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 7, 2020.

Annual Meeting Admission

You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services stock as of the close of business on January 7, 2020, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock as of the close of business on January 7, 2020, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Kerri Clark. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy before its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters considered, in which event the signed proxy will be revoked.

This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2019 Annual Report are first being mailed on or about January 27, 2020.

By Order of the Board of Directors,
/s/ Mark A. Shaffer

MARK A. SHAFFER
Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.

6931 Arlington Road, Suite 200

Bethesda, MD 20814

PROXY STATEMENT Summary

Proposals Requiring Your Vote

Description	Board’s Voting Recommendation	Page Reference (for more detail)
Proposal 1. Election of Class II Directors named in this Proxy Statement to our Board to hold office until our 2023 Annual Meeting of Stockholders	FOR each director nominee	22
Proposal 2. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	33
Proposal 3. Approval of an Advisory Resolution on Executive Compensation	FOR	35
Proposal 4. Approval of an Amendment and Restatement of the Company’s Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan	FOR	35

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

We are sending you this proxy statement as part of a solicitation by the board of directors of Liquidity Services, Inc. for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of such meeting. Unless the context otherwise requires, the terms “us,” “we,” “our” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries. The terms “Board of Directors” and “Board” mean the board of directors of the Company.

You are invited to attend our Annual Meeting on Thursday, February 20, 2020, beginning at 11:00 a.m., Eastern Time. The Annual Meeting will be held at the offices of Liquidity Services, Inc. located at 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2019 Annual Report are first being mailed on or about January 27, 2020.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it or proof of ownership with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Company common stock as of the close of business on January 7, 2020, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Company stock, to:

Liquidity Services, Inc.

6931 Arlington Road, Suite 200

Bethesda, MD 20814

Attention: Kerri Clark

All stockholders also must present a form of personal identification to be admitted to the Annual Meeting.

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No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who may vote at the Annual Meeting?
Holders of Company common stock at the close of business on January 7, 2020 (the “Record Date”) are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 33,899,318 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. The Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our fiscal 2019 Annual Report have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Access to the Notice of Annual Meeting of Stockholders, proxy statement, voting instruction card and voting instructions and our fiscal 2019 Annual Report are being provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

You may vote using the following methods:

By Mail

Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy in accordance with the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: VP, General Counsel and Corporate Secretary.

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By Telephone or on the Internet

The telephone and Internet voting procedures established by the Company for stockholders of record authenticate your identity, allow you to give your voting instructions and confirm those instructions have been properly recorded.

You may vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the United States, see your proxy card for additional instructions.

The website for Internet voting is www.envisionreports.com/LQDT for shares you hold directly in your name as the stockholder of record with the Company’s transfer agent, Computershare Trust Company, N.A., and www.edocumentview.com/LQDT for shares you hold as a beneficial owner in street name. Please have your proxy card available when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 19, 2020.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee, and we recommend that you follow the voting instructions in the materials you receive from them.

If you vote by telephone or Internet, you do not need to return your proxy card or voting instruction card.

In Person at the Annual Meeting

All stockholders of record may vote in person at the Annual Meeting. You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you are a beneficial owner of shares, you must present proof of your ownership of Company stock as of the close of business on January 7, 2020, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Company stock as of the close of business on January 7, 2020, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Kerri Clark. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•     sending written notice to the Corporate Secretary of the Company;

•     delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet prior to the Annual Meeting; or

•     voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares represented by properly executed proxies received before the Annual Meeting and not revoked will be voted under the instructions stated in such proxies. Properly executed proxies that do not contain voting instructions will be voted under the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.

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What shares can I vote?
You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Each outstanding share of Company stock entitles its holder to cast one vote for each director nominee and one vote on each other matter to be voted upon.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, stockholders of record with the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2019 Annual Report, unless one or more of these stockholders notifies us they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2019 Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: c/o Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000, from within the United States by telephone: 800-662-7232; and from outside the United States by telephone: +1 781-575-2879).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2019 Annual Report, please contact Computershare Trust Company, N.A., as stated above and, upon written or oral request, a separate copy of these documents will be delivered to you promptly. Additionally, if you do not wish to participate in householding and prefer to receive separate copies of these documents, please contact Computershare Trust Company, N.A., as stated above.

If you are a beneficial owner of shares, you may request information about householding from your broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 6931 Arlington Road, Suite 200, Bethesda, MD 20814, by contacting the Corporate Secretary of the Company.

How can I vote on each matter?
In the election of directors, you may vote “for” one or more nominees, or your vote may be “withheld” from one or more nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, approval of the advisory resolution on executive compensation and approval of an amendment and restatement of the Second A&R Plan, you may vote “for” or “against,” or you may indicate that you wish to “abstain” from voting on the matter.

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What is the quorum requirement for the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Brokers, banks and other nominees may not vote without instructions from the beneficial owner in the election of directors, on the advisory resolution on executive compensation or on the approval of an amendment and restatement of the Second A&R Plan. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted on these matters unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker, bank or other nominee does not receive voting instructions from you.

What are the voting requirements for the matters to be voted on at the Annual Meeting?

A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder withholds voting authority and broker non-votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

A majority of the votes cast by stockholders who are present, either in person or by proxy, at the meeting and entitled to vote on the matter is required to (1) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, (2) approve the advisory resolution on executive compensation, and (3) approve an amendment and restatement to the Second A&R Plan. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of these items.

If you are a registered holder and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees named in the proxy statement, “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020, “for” the approval of the advisory resolution on executive compensation and “for” the amendment and restatement of the Second A&R Plan).

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at www.liquidityservices.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will include electronic links to our proxy statement. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/investor and following the enrollment instructions.

Beneficial Owners: If you hold your shares in a brokerage account, you also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other nominee regarding the availability of this service.

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Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission or facsimile transmission.

Who will count the vote?
Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices and has adopted a set of guidelines describing the corporate governance principles and procedures by which it functions (the “Corporate Governance Guidelines”). The Corporate Governance and Nominating Committee reviews the Corporate Governance Guidelines periodically, or more frequently as necessary, and recommends changes to the Board as appropriate. Our Corporate Governance Guidelines, and the charter of each of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, are available on our website, www.liquidityservices.com, at “Investors—Corporate Governance—Governance Documents.” Stockholders may request a free copy of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

Among other matters, the Corporate Governance Guidelines address board selection, composition and evaluation, engagement of outside advisors, succession planning and stockholder communication with the Board.

Board Leadership Structure

The Board believes it is important to retain the flexibility to select its leadership structure. The Board regularly reviews the Board leadership structure as part of the succession planning process. The Board presently believes that combining the role of Chairman and Chief Executive Officer (“CEO”) is in the best interests of the Company and our stockholders and has selected Mr. Angrick for these roles. Mr. Angrick, a co-founder of the Company, has extensive industry experience and knowledge gained through 20 years of hands-on management and engagement with the Company’s senior leaders, employees and business partners, as well as industry influencers. Mr. Angrick has a history of outstanding leadership through both strong and challenging periods as our Chairman and CEO since 2000.

Lead Independent Director

The Board believes that strong, independent Board leadership and oversight is critical to effective corporate governance. The Board has established the position of Lead Director to provide an appropriate balance of leadership among directors in light of the combination of the roles of Chairman and CEO. The Lead Director is an independent director elected for a period of at least one year by the independent directors and whose responsibilities include:

•	Setting the agendas for and leading executive sessions;

•	Calling meetings of the independent directors;

•	Facilitating teamwork and communication among the independent directors at and outside of Board meetings;

•	Serving as liaison between the Chairman and the independent directors;

•	Presiding at all Board meetings at which the Chairman is not present;

•	Approving Board meeting schedules and agendas, and working with the Chairman and Committee chairpersons to ensure there is sufficient time for discussion of all agenda items; and

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•	Leading the performance assessment of the CEO, in conjunction with the Chair of the Compensation Committee.

Patrick W. Gross has served as the Lead Director since August 2013.

Director Independence

The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee. Under the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards, an independent director is a person other than an executive officer or employee of the Company that the Board determines meets the objective standards for “director independence” set forth in the listing standards and is free of any relationship with the Company that, in the Board’s opinion, would interfere with exercising such person’s independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to use in making these independence determinations but rather considers all relevant facts and circumstances. In addition, the directors who serve on the Audit Committee each must satisfy SEC standards, which state that Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service. Similarly, in determining whether the directors who serve on the Compensation Committee satisfy independence standards established by Nasdaq for service on that committee, the Board must consider the source of compensation of the member, including any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service, as well as whether the member is affiliated with the Company, any of its subsidiaries or any affiliate of its subsidiaries.

The Board has determined that 75% of our directors qualify as “independent” under Nasdaq listing standards. Each of Phillip A. Clough, Katharin S. Dyer, George H. Ellis, Patrick W. Gross, Beatriz V. Infante and Edward J. Kolodzieski qualify as independent directors. Mr. Angrick, our Chairman and CEO, and Mr. Mateus-Tique, our former President and Chief Operating Officer, do not qualify as independent directors under Nasdaq listing standards.

Board Oversight of Risk

The Board has overall responsibility for oversight of the risks facing the Company. The Board implements its risk oversight function both directly and indirectly through delegation to committees that report back to the Board. For example, the Company is dedicated to managing cyber security risk across all its marketplaces and, accordingly, management of cyber security risk is the responsibility of the Board. Oversight of other risks, such as risks related to accounting and compensation, is delegated to Board committees such as the Audit Committee and the Compensation Committee. Overseeing risk is a continuous process.

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The below chart describes the Board’s oversight of risk management:

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Risk Considerations in Our Compensation Program. The Company’s management assessed the risk associated with the Company’s compensation programs covering its employees, including executives. Management’s risk assessment considered:

•	The Company’s compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation so no one pay element would motivate employees to engage in excessive risk taking.

•	The design of the Company’s annual incentive program does not lend itself to excessive risk taking because we:

•	fund annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

•	establish performance targets objectively determined with verifiable results;

•	incorporate pre-established caps for all awards; and

•	retain discretion to decrease bonus payouts.

•	The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing stock options and stock appreciation rights, which only reward employees if the Company’s stock price increases, and restricted stock awards and restricted stock units, which decline in value if our stock price declines, reducing the motivation employees may have to take excessive risks.

Board and Committee Membership

Our bylaws provide that our Board shall consist of at least three members and the exact number of directors will be determined from time to time by resolution of our Board. Our Board currently is composed of eight directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Katharin S. Dyer, Patrick W. Gross and Beatriz V. Infante.

The Board met 9 times during fiscal 2019. Each director attended 75% or more of the aggregate of the total number of meetings of the Board held while he or she was a director and of each standing committee on which he or she served while he or she was a member of that committee. Our directors are encouraged to attend each Annual Meeting of Stockholders. Five members of our Board attended the 2019 Annual Meeting.

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The table below provides membership information for the Board and each standing committee of the Board as of the date of this proxy statement.

		Year Current	Director
Name	Position	Term Expires	Since	Independent	AC	CC	CGC
Mr. Mateus-Tique	Class II director	2020	2000	NO
Mr. Clough	Class II director	2020	2004	YES		●
Mr. Ellis	Class II director	2020	2010	YES
Mr. Gross**	Class III director	2021	2001	YES	●		●
Ms. Infante	Class III director	2021	2014	YES	●
Ms. Dyer	Class III director	2021	2019	YES		●
Mr. Angrick	Class I director	2022	2000	NO
Mr. Kolodzieski	Class I director	2022	2015	YES		●	●

AC = Audit Committee, CC = Compensation Committee; CGC = Corporate Governance and Nominating Committee; Committee Chair =

**Lead independent director

Board Committees and Composition

The Board’s current standing committees are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board reviews committee membership, charters and responsibilities every year. Each Committee’s charter is available on our website (www.liquidityservices.com).

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THE AUDIT COMMITTEE

Members: Mr. Ellis (chair), Mr. Gross and Ms. Infante

Meetings: The Audit Committee met 4 times in fiscal 2019.

Director Independence: The Board has determined that every member of the Audit Committee is independent, as defined by the Company’s director independence standards as well as Nasdaq and SEC rules.

Financial Experts: The Board has determined that Mr. Ellis is an audit committee financial expert within the meaning of such term under Item 407 of the Sarbanes-Oxley Act of 2002.

Committee Report: See page 34.

Primary Duties and Responsibilities:

•	Directly appointing, retaining, compensating, evaluating and overseeing the Company’s independent registered public accounting firm, which reports directly to the Audit Committee;

•	Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•	At least annually, reviewing a report by the independent registered public accounting firm describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

•	At least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm its independence. As part of such annual review, the Audit Committee reviews a report by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with professional standards applicable to independent registered public accounting firms, and any other relationships that may affect the independent registered public accounting firm’s independence;

•	Upon completion of the annual audit, reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, as adopted by the PCAOB and amended from time to time;

Primary Duties and Responsibilities Cont’d:

•	Meeting to review and discuss with management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Annual and Quarterly Reports the Company files with the SEC;

•	Reviewing and approving related party transactions;

•	Reviewing and discussing earnings press releases, corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	Overseeing the Company’s processes for assessing financial-related risks, and reviewing and discussing with management and the independent registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	Reviewing the adequacy and effectiveness of the Company’s internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•	Reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	Overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s Code of Conduct and programs to monitor compliance with such Code of Conduct;

•	Establishing procedures for the submission, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and the confidential, anonymous submission of employee concerns about questionable accounting or auditing matters, and federal securities law matters;

•	Investigating or referring matters brought to its attention, as appropriate, with full access to all books, records, facilities and personnel of the Company;

•	Reviewing the application of significant regulatory, accounting and auditing initiatives, including new accounting pronouncements;

•	Establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

•	Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Audit Committee, and recommending changes to the Board as appropriate; and

•	Performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws or the Board.

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THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members: Mr. Clough (chair), Mr. Gross and Mr. Kolodzieski

Meetings: The Corporate Governance and Nominating Committee met 5 times during fiscal 2019.

Director Independence: The board has determined that every member of the Corporate Governance and Nominating Committee is independent, as defined by the Company’s director independence standards and Nasdaq rules.

Primary Duties and Responsibilities:

•	Engaging in succession planning for the Board and key leadership roles on the Board and its committees;

•	Evaluating the composition of the Board to assess the skills and experience represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future;

•	Developing and recommending to the Board criteria for identifying and evaluating director candidates;

•	Identifying, reviewing the qualifications of and recruiting candidates for election to the Board;

•	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	Reviewing and recommending changes to the Company’s policies on stockholder recommendations of director candidates;

Primary Duties and Responsibilities Cont’d:

•	Recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	Reviewing, evaluating and recommending to the Board a set of Corporate Governance Guidelines and reviewing and recommending changes to these guidelines, as necessary;

•	Making recommendations to the Board about the structure, composition and functioning of the Board and its committees;

•	Recommending to the Board candidates for appointment to Board committees;

•	Reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•	Overseeing the annual evaluation of the Board, its committees and directors;

•	Annually evaluating the performance of the Corporate Governance and Nominating Committee and the adequacy of the Corporate Governance and Nominating Committee’s Charter and recommending changes to the Board as appropriate; and

•	Overseeing enterprise risk management at the Company throughout the year to focus the Board and management on identifying and managing the risks across the entire Company.

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THE COMPENSATION COMMITTEE

Members: Ms. Infante (Chair), Mr. Clough, Ms Dyer and Mr. Kolodzieski

Meetings: The Compensation Committee met 7 times during fiscal 2019.

Director Independence: The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and Nasdaq rules.

Committee Report: See page 76.

Primary Duties and Responsibilities:

•	Overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•	Overseeing the assessment of risks associated with the Company’s compensation programs for management and employees;

•	Administering and implementing the Company’s incentive compensation and equity-based compensation plans;

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the CEO’s performance, given those goals and objectives and approving the CEO’s compensation;

Primary Duties and Responsibilities Cont’d:

•	Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendations of the CEO;

•	Approving stock option and other stock incentive awards for all employees;

•	Reviewing and approving employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

•	Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

•	Assessing the independence of any consultants and advisors that advise the Compensation Committee, in accordance with Nasdaq listing standards;

•	Annually evaluating the performance of the Compensation Committee and the adequacy of the Compensation Committee’s Charter and recommending changes to the Board as appropriate;

•	Assessing the results of the Company’s most recent advisory vote on executive compensation; and

•	Performing such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board or the Compensation Committee deems appropriate.

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Recommendation of Director Candidates

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Corporate Governance and Nominating Committee evaluates candidates for the Board based on these qualifications and seeks diverse strengths and backgrounds on the Board, including members with specific industry experience and familiarity with general issues affecting our business, as discussed in more detail under “Item 1—Election of Directors” below. The Corporate Governance and Nominating Committee also considers the number of other boards of public companies on which the candidate serves.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, the CEO, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations such as the National Association of Corporate Directors (“NACD”), The Boston Club and the Athena Alliance and initiatives such as Stanford Women on Boards.

In fiscal 2019, the Corporate Governance and Nominating Committee determined it was in the best interests of the Company to begin a search for potential director candidates. As part of its responsibility for succession planning, the Corporate Governance and Nominating Committee desired to develop a pipeline of potential director candidates. After reviewing and analyzing the current experience and skills of each director, the Corporate Governance and Nominating Committee focused the search on three areas: (1) diversity, (2) data analytics and e-commerce marketing experience, and (3) information technology and e-commerce software architecture experience. The search focused on these three areas due to the Board’s recognition of the importance of gender diversity as well as the Company’s increased focus on marketing and information technology. The Corporate Governance and Nominating Committee utilized various tools to locate directors, including engaging NACD to conduct a search for candidates. It was through NACD that the Corporate Governance and Nominating Committee identified Ms. Dyer. Ms. Dyer fulfilled each of the parameters selected by the Corporate Governance and Nominating Committee. Additionally, her unique set of skills and experiences will provide valuable contributions in the boardroom. As a result, the Corporate Governance and Nominating Committee recommended, and the Board approved, expanding the Board to eight seats and appointed Ms. Dyer a director effective January 1, 2020.

The Company’s Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Director candidates recommended by stockholders in accordance with these procedures and who meet the criteria outlined above, in the Corporate Governance and Nominating Committee’s Charter and in our Corporate Governance Guidelines will be evaluated by the Corporate Governance and Nominating Committee in the same manner as other director candidates.

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Code of Conduct

Our Board has adopted a Code of Conduct applicable to all of our directors, officers and employees in order to protect and promote organization-wide integrity and to enhance the Company’s ability to achieve its mission.

The Code of Conduct embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company’s information and dealing fairly with other companies.

All directors, officers, and employees must report violations and suspected violations of the Code of Conduct and any concerns they may have pertaining to non-compliance with the Code of Conduct by following certain procedures described in the Code of Conduct. All reports of suspected Code of Conduct violations will be forwarded to the Legal Department and the Human Resources Department, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

The Code of Conduct is available on our website, www.liquidityservices.com, at “Investors—Corporate Governance—Governance Documents.” A free printed copy is available to any stockholder who requests it by writing to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Reducing Environmental Impact

The Company is committed to being a responsible corporate citizen. The Company’s vision is to build the world’s leading marketplace that benefits its sellers, buyers and the planet. The business is managed for long-term success in a manner that we believe is both economically and environmentally responsible. By providing a marketplace for surplus assets, the Company’s business model increases reuse and recycling of assets, which prevents unnecessary waste and defers assets from landfills. Additionally, we strive to dispose of surplus in an environmentally safe matter. Specifically, in the case of consumer electronics waste that is not sold on our marketplace to salvage buyers, we recycle such consumer electronics waste through professional recycling companies with R2 or similar publicly recognized recycling standards.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing c/o the Corporate Secretary, Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

Our Corporate Secretary will review all correspondence intended for the Board and forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the Corporate Secretary requires the Board’s attention. Directors may at any time review a log, and receive copies, of all correspondence received by the Corporate Secretary that is intended for the Board.

In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls and auditing matters. Concerns may be reported through our Compliance Helpline at 888-475-8376. Concerns may be submitted anonymously and confidentially.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors receive a combination of equity and cash compensation for service as directors. Directors who are employed by the Company (such as Mr. Angrick) receive no compensation for their service as directors. The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. Non-employee director compensation for fiscal 2019 was the same as fiscal 2018.

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Non-employee director compensation is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$45,000
Committee Chair Service—Cash Retainer
Audit	$15,000
Compensation	$7,500
Corporate Governance and Nominating	$7,500
Lead Director—Cash Retainer	$7,500
General Board Service—Equity (Each Director Elects One of Three Following Options)
Stock Option Value (60%)	$57,000
Restricted Stock Value (40%)	$38,000 or
Stock Option Value (20%)	$19,000
Restricted Stock Value (80%)	$76,000 or
Stock Option Value (0%)	$0
Restricted Stock Value (100%)	$95,000
Vesting Schedule	Stock options and restricted stock generally vest in full on February 1 of each year (one-year vesting period)

All amounts paid to our non-employee directors are paid quarterly in advance. Our non-employee directors may receive payment of their cash retainers in the form of grants of stock options or restricted stock by making an irrevocable onetime annual election. Mr. Gross was the only director to elect to receive payment of his annual cash retainer in the form of restricted stock in fiscal 2019. No director elected to receive payment of their annual cash retainer in the form of stock options in fiscal 2019.

Non-employee directors also receive equity-based compensation in the form of stock options and/or restricted stock, as elected by the director and described in further detail below. Annual non-employee director equity awards are generally granted in February and generally vest on the one-year anniversary of the grant date, subject to the director’s continued service with the Company through that date. Stock options granted to non-employee directors expire ten years from the date of grant. Annual cash retainers and equity compensation for new non-employee directors are pro-rated based on when they join the Board during the fiscal year.

For fiscal 2019, each non-employee director received an equity award with an aggregate value of $95,000 granted under the Second A&R Plan. Such awards vest on February 1, 2020 subject to continued service with the Company through such date. The number of stock options to be granted was determined using the Black-Scholes model. The number of shares of restricted stock to be granted was determined by dividing the value of the award by the closing price of our common stock on the grant date.

Non-employee directors are also reimbursed for expenses they incur in attending meetings of the Board or Board committees. As described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, in fiscal 2018, the Board formed a special committee to evaluate a shareholder demand letter (the “Special Committee”). The Special Committee met twice in fiscal 2019. Members of the Special Committee received $1,000 per meeting of the Special Committee.

Director Stock Ownership and Anti-Hedging Requirements

Non-employee directors are required to hold a number of shares of our common stock equal to five times the value of his or her annual cash retainer. New non-employee directors have a period of five years after his or her appointment to the Board to satisfy this requirement. Each of our non-employee directors has satisfied or is on track to satisfy the stock ownership

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requirement within the applicable timeframe. Directors may not purchase any financial instrument or enter into any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). A copy of the Director Stock Ownership Policy is available under the Investors section of our website at www.liquidityservices.com.

DIRECTOR COMPENSATION FOR FISCAL 2019

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board and committees of the Board during fiscal 2019:

Name	Retainer fees paid in cash ($)(1)(5)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Phillip A. Clough	$52,500	$38,000	$57,000	$147,500
George H. Ellis	$60,000	$95,000	$0	$155,000
Patrick W. Gross	$0	$147,500	$0	$147,500
Beatriz V. Infante	$54,500	$95,000	$0	$149,500
Edward Kolodzieski	$47,000	$95,000	$0	$142,000
Jaime Mateus-Tique	$45,000	$95,000	$0	$140,000
Katharin S. Dyer (6)	$0	$0	$0	$0

(1)	Retainer fees, at the election of each director, may be paid in cash or in the form of stock options or restricted stock. For fiscal 2019, Mr. Gross elected to receive his retainer fees in the form of restricted stock. On February 1, 2019, Mr. Gross was granted 6,176 shares of restricted stock in lieu of a retainer fee with a grant date fair value of $8.50 per share. The vesting restrictions on these shares lapse on February 1, 2020.

(2)	The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and restricted stock awards to each of the non-employee directors, computed under U.S. generally accepted accounting principles (“GAAP”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. In fiscal 2019, each of Ms. Infante and Messrs. Ellis, Gross, Kolodzieski and Mateus-Tique elected to receive the entire award in the form of restricted stock with a grant date fair value of $95,000. Mr. Clough elected to receive sixty percent of the annual equity award in the form of stock options with a grant date fair value of $57,000, and forty percent of the annual equity award in the form of restricted stock with a grant date fair value of $38,000. Ms. Dyer was not a director during fiscal 2019 and did not receive any compensation during fiscal 2019. On February 1, 2019, we granted each of Ms. Infante and Messrs. Ellis, Gross, Kolodzieski and Mateus-Tique 11,176 shares of restricted stock. On February 1, 2019, we granted Mr. Clough options to purchase 11,816 shares of our common stock with an exercise price per share of $8.50 and 4,471 shares of restricted stock. The number of stock options to be granted was determined using the Black-Scholes model. We calculate the grant date fair value of a restricted stock award by multiplying the closing price of our common shares on the grant date by the number of shares subject to such award.

(3)	At September 30, 2019, our non-employee directors held the following shares of unvested restricted stock: Phillip A. Clough, 4,471 shares; George H. Ellis, 11,176 shares; Patrick W. Gross, 17,353 shares; Beatriz V. Infante, 11,176 shares; Edward J. Kolodzieski, 11,176 shares; and Jaime Mateus-Tique, 11,176 shares. Ms. Dyer was not a director and did not own any shares of restricted stock as of September 30, 2019.

(4)	At September 30, 2019, our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 88,927 options; George H. Ellis, 98,352 options; Patrick W. Gross, 188,966 options; Beatriz V. Infante, 0 options; Edward J. Kolodzieski, 0 options; and Jaime Mateus-Tique, 144,049 options. Ms. Dyer was not a director and did not hold any options as of September 30, 2019.

(5)	Ms. Infante and Mr. Kolodzieski served on the Special Committee and each received $2,000 in fiscal 2019 for their service on the Special Committee. Additional information on the Special Committee is available in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

(6)	Ms. Dyer did not serve as a director during fiscal 2019. She joined the Board effective January 1, 2020.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of January 7, 2020, other than as set forth below, by each of our directors and named executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 6931 Arlington Road, Suite 200, Bethesda, MD 20814, other than for BlackRock, Inc., Staley Capital Advisers, Inc. and Renaissance Technologies LLC.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Stockholders:
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	4,028,462	11.88%
Staley Capital Advisers, Inc. (3) One Oxford Centre Suite 3950 Pittsburgh, PA 15219	2,165,000	6.39%
Renaissance Technologies LLC (4) 800 Third Avenue New York, NY 10022	2,356,754	6.95%
Executive Officers and Directors:
William P. Angrick, III (5)	5,771,056	16.45%
Jorge A. Celaya (6)	127,822	*
Phillip A. Clough (7)	147,156	*
John P. Daunt (8)	65,078	*
Katharin S. Dyer (9)	0	*
George H. Ellis (10)	137,206	*
Patrick W. Gross (11)	238,993	*
Samuel M. Guzman, Jr. (12)	5,600	*
Beatriz V. Infante (13)	65,705	*
Edward J. Kolodzieski (14)	53,871	*
Michael Lutz (15)	110,340	*
Jaime Mateus-Tique (16)	856,151	2.44%
Nicholas Rozdilsky (17)	27,611	*
Mark A. Shaffer (18)	50,518	*
Steven J. Weiskircher (19)	0	*

All directors and executive officers as a group (15 individuals)	7,657,107	21.82%

*	Less than 1% of the outstanding shares of our common stock.

(1)	The percentages of shares outstanding for our 5% stockholders were calculated based on 33,899,318 shares of common stock outstanding as of the Record Date. The percentages of shares outstanding for our directors and executive officers were calculated based on 35,092,812 shares of common stock, which is equal to the 33,899,318 shares of common stock outstanding as of the Record Date plus 1,116,706 shares of common stock issuable pursuant to options held by our directors and executive officers that are exercisable as of January 7, 2020 or within 60 days of such date and 76,788 shares of restricted stock scheduled to vest within 60 days of such date.

(2)	Based on a review of a Form 13-HR filed on November 8, 2019, BlackRock, Inc. beneficially owned 4,028,462 shares, had sole voting power with respect to 3,977,736 shares and had sole investment power with respect to 4,028,462 shares.

(3)	Based on a review of a Form 13F-HR filed on November 8, 2019, Staley Capital Advisers, Inc. beneficially owned 2,165,000 shares, had sole voting power with respect to 2,165,000 shares and had sole investment power with respect to 2,165,000 shares.

(4)	Based on a review of a Form 13-HR filed on November 13, 2019, Renaissance Technologies LLC beneficially owned 2,356,754 shares, had sole voting power with respect to 2,356,754 shares and had sole investment power with respect to 2,356,754 shares.

(5)	Includes 3,749,383 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 450,557 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of January 7, 2020 or within 60 days of such date and 7,525 shares of restricted stock scheduled to vest within 60 days of such date.

(6)	Includes 64,001 shares of common stock issuable pursuant to options held by Mr. Celaya that are exercisable as of January 7, 2020 or within 60 days of such date and 970 shares of restricted stock scheduled to vest within 60 days of such date.

(7)	Includes 88,927 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of January 7, 2020 or within 60 days of such date and 4,471 shares of restricted stock scheduled to vest within 60 days of such date.

(8)	Includes 15,770 shares of common stock issuable pursuant to options held by Mr. Daunt that are exercisable as of January 7, 2020 or within 60 days of such date and 385 shares of restricted stock scheduled to vest within 60 days of such date.

(9)	Ms. Dyer (a) did not own any shares as of January 7, 2020, (b) does not hold any options that are exercisable as of January 7, 2020 or within 60 days of such date, and (c) does not hold any shares of restricted stock scheduled to vest within 60 days of such date.

(10)	Includes 1,160 shares of common stock held by the George H. Ellis Individual Retirement Account and 98,352 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of January 7, 2020 or within 60 days of such date and 11,176 shares of restricted stock scheduled to vest within 60 days of such date.

(11)	Includes 170,354 shares of common stock issuable pursuant to options held by Mr. Gross that are exercisable as of January 7, 2020 or within 60 days of such date and 17,353 shares of restricted stock scheduled to vest within 60 days of such date.

(12)	Includes 5,600 shares of common stock issuable pursuant to options held by Mr. Guzman that are exercisable as of January 7, 2020 or within 60 days of such date. Mr. Guzman does not hold any restricted stock scheduled to vest within 60 days of January 7, 2020.

(13)	Includes 11,176 shares of restricted stock scheduled to vest within 60 days of such date. Ms. Infante does not hold any options that are exercisable as of January 7, 2020 or within 60 days of such date.

(14)	Includes 11,176 shares of restricted stock scheduled to vest within 60 days of such date. Mr. Kolodzieski does not hold any options that are exercisable as of January 7, 2020 or within 60 days of such date.

(15)	Includes 13,395 shares of common stock held by Mr. Lutz’s 401k, 47,873 shares of common stock issuable pursuant to options held by Mr. Lutz that are exercisable as of January 7, 2020 or within 60 days of such date and 495 shares of restricted stock scheduled to vest within 60 days of such date.

(16)	Includes 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 468,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 125,437 shares of common stock issuable pursuant to options held by Mr. Mateus Tique that are exercisable as of January 7, 2020 or within 60 days of such date and 11,176 shares of restricted stock scheduled to vest within 60 days of such date.

(17)	Includes 17,450 shares of common stock issuable pursuant to options held by Mr. Rozdilsky that are exercisable as of January 7, 2020 or within 60 days of such date. Mr. Rozdilsky does not hold any restricted stock scheduled to vest within 60 days of January 7, 2020.

(18)	Includes 32,385 shares of common stock issuable pursuant to options held by Mr. Shaffer that are exercisable as of January 7, 2020 or within 60 days of such date and 885 shares of restricted stock scheduled to vest within 60 days of such date.

(19)	Mr. Weiskircher (a) did not own any shares as of January 7, 2020, (b) does not hold any options that are exercisable as of January 7, 2020 or within 60 days of such date, and (c) does not hold any shares of restricted stock scheduled to vest within 60 days of such date.

Stock Ownership and Anti-Hedging Requirements

Named executive officers must hold a number of shares of our common stock equal to 150% of the executive’s annual base salary except the Chairman and CEO, who must hold common stock equal to 600% of his annual base salary. Each executive officer has five years after his or her date of hire or appointment to satisfy this requirement. Each of our named executive officers has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe. Executive officers may not purchase any financial instrument or enter into any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). In addition, non-executive employees who are deemed to be “insiders” pursuant to the Company’s Insider Trading Policy cannot enter into hedging or similar arrangements with respect to the Company’s securities without advance approval from the General Counsel.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in the Company’s common stock with the SEC. Based solely on these records, we believe that in fiscal 2019 all persons satisfied these filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company did not participate in or review any potential related party transactions during fiscal 2019 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction must include the Company as a participant, and one of our officers, directors or greater than 5% stockholders or a family member of such person must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance with our written Audit Committee Charter. We have not adopted specific standards that would govern such review.

As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person’s private interest interferes in any way with the interests of our Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or any member of his or her family, receives improper personal benefits because of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity in competition with or injurious to us. The Code of Conduct requires that the General Counsel be consulted with questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 - Election of Directors

Election of Directors

Our Class II directors, elected at the Annual Meeting of Stockholders in 2017, are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and their terms end at this Annual Meeting of Stockholders. Each Class II nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2023 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2020 Director Nominees

			Committee Memberships*
Name	Director Since	Independent	AC	CC	CGC
Phillip A. Clough	2004	YES		●
George H. Ellis	2010	YES
Jaime Mateus-Tique	2000	NO

*AC = Audit Committee, CC = Compensation Committee; CGC = Corporate Governance and Nominating Committee; Committee Chair =

If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each nominee, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Brokers, banks and other nominees may not vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to serve if elected. If any nominee cannot serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board reduces the number of directors serving on the Board.

Selection of Directors

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Corporate Governance and Nominating Committee consider a variety of factors as discussed above under “The Corporate Governance and Nominating Committee.” Among other things, the Board has determined that it is important to have individuals with these skills, qualifications and experiences on the Board:

•	Industry Experience and/or Company Knowledge. It is important for our directors to have knowledge of the Company and the online auction marketplace industry in order to understand the Company’s business, operations and strategy. 50% of our directors have this experience.

•	Senior Leadership Experience. It is important for our directors to have successfully served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others. 100% of our directors have this experience.

•	High-Growth Company Experience. As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed and success of our growth strategy and leverage operational infrastructure to support expansion. 75% of our directors have this experience.

•	U.S. Public Company Board Service Experience. Directors who have served on other public company boards can offer advice and perspective regarding Board dynamics and operations; the relationship between the Board and Company management; and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters. 50% of our directors have this experience.

•	Media and Technology Experience. As the Company is a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet. 62.5% of our directors have this experience.

•	Financial and/or Accounting Experience. It is important for our directors to have knowledge of finance and financial reporting processes, which relates to understanding and evaluating the Company’s capital structure and overseeing the preparation of its financial statements. 75% of our directors have this experience.

•	Data Analytics and E-commerce Marketing Experience. With the growing importance of data analytics and e-commerce marketing in the Company’s business strategy, it is important for our directors to have experience in this area. Our newest director, Ms. Dyer, brings this experience to the Board.

Name	Industry Experience and/or Company Knowledge	Senior Leadership Experience	High- Growth Company Experience	U.S. Public Company Board Service Experience	Media and Technology Experience	Financial and/or Accounting Experience	Data Analytics and E-commerce Marketing Experience
Mr. Angrick	●	●				●
Mr. Clough		●	●	●	●	●
Ms. Dyer		●	●		●		●
Mr. Ellis		●	●	●	●	●
Mr. Gross	●	●	●	●	●
Ms. Infante		●	●	●	●	●
Mr. Kolodzieski	●	●	●			●
Mr. Mateus-Tique	●	●				●

Consideration of Diversity

The Board does not have a specific diversity policy but recognizes the value of diversity among directors. Diversity is important because a variety of viewpoints improves the quality of discussion, contributes to a more effective decision-making process, enhances the overall culture of the boardroom and helps the Board more effectively address the complex issues it faces.

In fiscal 2019, the Board took proactive steps towards increasing its diversity. As described above under “Recommendation of Director Candidates”, the Corporate Governance and Nominating Committee focused its fiscal 2019 search for potential director candidates on three areas: (1) diversity, (2) data analytics and e-commerce marketing experience, and (3) information technology and e-commerce software architecture experience. The selection of these three areas of focus exhibits the Corporate Governance and Nominating Committee’s and the Board’s recognition of the importance of maintaining a variety of viewpoints and experiences in the boardroom. After an extensive evaluation process, the Corporate Governance and Nominating Committee selected Ms. Dyer as a new director due in part to her diverse background, experience and skills. With the addition of Ms. Dyer, our Board is now 25% female and represents a diverse mix of skills, experiences and viewpoints that the Board has determined will be beneficial to the Company.

The specific qualifications and experience of the individual directors and the nominees and certain other information are set forth on the following pages. For more information on the director nomination process, refer to “The Corporate Governance and Nominating Committee” above.

The current Board exhibits an effective mix of skills, experiences, diversity and perspectives:

RECOMMENDATION OF THE BOARD

Your Board of Directors unanimously recommends a vote FOR the election of Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique as directors.

OUR BOARD OF DIRECTORS

BIOGRAPHICAL INFORMATION AND KEY SKILLS, QUALIFICATIONS AND EXPERIENCE

WILLIAM P. ANGRICK, III

Director Since: January 2000

Age: 52

Not Independent

Committee(s):

None

Class: Class I Director

Last Elected: 2019 (Votes For: 96%)

Current Term Expires: 2022

Key Skills, Qualifications and Experience:

✓   Industry Experience and/or Company Knowledge

✓   Senior Leadership Experience

✓   Financial and/or Accounting Expertise

Biography:

Mr. Angrick is a co-founder of the Company and has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since January 2000. Mr. Angrick previously worked with Deutsche Banc Alex. Brown’s Consumer and Business Services Investment Banking Group from 1995 to 1999 where he served as a Vice President.

Education:

Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame.

Jaime MateUs-Tique

Director Since: April 2000

Age: 53

Not Independent

Committee(s):

None

Class: Class II Director

Last Elected: 2017 (Votes For: 94%)

Current Term Expires: 2020

Key Skills, Qualifications and Experience:

✓   Industry Experience and/or Company Knowledge

✓   Senior Leadership Experience

✓   Financial and/or Accounting Expertise

Biography:

Mr. Mateus Tique is a co-founder of the Company who has served as a director of the Company since April 2000. Mr. Mateus Tique served as the Company’s President and Chief Operating Officer from April 2000 until his retirement in September 2009. Prior to co-founding the Company, Mr. Mateus Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000.

Education:

Mr. Mateus Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master’s degree from Ecole des Hautes Etudes Commerciales in Paris.

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Phillip A. Clough

Director Since: September 2004

Age: 58

Independent

Committee(s):

Compensation Committee

Corporate Governance and Nominating Committee (Chair)

Class: Class II Director

Last Elected: 2017 (Votes For: 90%)

Current Term Expires: 2020

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   Financial and/or Accounting Experience

✓   High-Growth Company Experience

✓   Media and Technology Experience

✓   U.S. Public Company Board Service Experience

Biography:

Mr. Clough has served as a director of the Company since September 2004 and currently serves as chair of the Corporate Governance and Nominating Committee and a member Compensation Committee. Since January 2007, Mr. Clough has been a Managing General Partner of ABS Capital Partners (“ABS”), a growth equity firm focused on investments in growth companies in the business and tech-enabled services and health care industries. From September 2001 to January 2007, Mr. Clough was a General Partner of ABS. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, from August 2002 to 2010 and Rosetta Stone Inc., a provider of technology-based language learning solutions, from January 2006 to May 2014.

Education:

Mr. Clough holds a B.S. degree from the U.S. Military Academy at West Point and holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

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George h. Ellis

Director Since: May 2010

Age: 70

Independent

Committee(s):

Audit Committee (Chair)

Class: Class II Director

Last Elected: 2017 (Votes For: 96%)

Current Term Expires: 2020

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   Financial and/or Accounting Experience

✓   High-Growth Company Experience

✓   Media and Technology Experience

✓   U.S. Public Company Board Service Experience

Biography:

Mr. Ellis has served as a director of the Company since May 2010 and is the Chairman of the Audit Committee. He is a Managing Director in the healthcare practice of Huron Consulting, Inc., having served in that role since the acquisition of Studer Group by Huron in 2015. Mr. Ellis served as the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services, serving as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the audit committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. AremisSoft confirmed its plan of reorganization under Chapter 11 of the U.S. Federal Bankruptcy Code in August 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis is a board fellow with NACD and is certified in Cyber Security for Board Members through NACD.

Education:

Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

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Patrick W. Gross

Director Since: February 2001

Age: 75

Independent

Committee(s):

Audit Committee

Corporate Governance and Nominating Committee

Class: Class III Director

Last Elected: 2018 (Votes For: 97%)

Current Term Expires: 2021

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   Media and Technology Experience

✓   Industry Experience and/or Company Knowledge

✓   High-Growth Company Experience

✓   U.S. Public Company Board Service Experience

Biography:

Mr. Gross has served as a director of the Company since February 2001 and currently serves as the Lead Director and a member of the Audit and Corporate Governance and Nominating Committees. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served as a principal executive officer from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development and systems integration firm. Mr. Gross is also a director of Career Education Corporation, a publicly traded provider of post secondary educational services, Rosetta Stone Inc., a provider of technology based language learning solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross previously served on the board of directors of Capital One Financial Corporation, a publicly traded financial services company from February 1995 to May 2017, and, Taleo Corporation, a publicly traded provider of talent management solutions, from August 2006 until April 2012 when Taleo Corporation was acquired by Oracle Corporation. Mr. Gross currently serves on the boards of directors of various private companies.

Education:

Mr. Gross holds a B.S.E. degree from Rensselaer Polytechnic Institute, an M.S.E. degree from the University of Michigan, and an M.B.A. from the Stanford Graduate School of Business.

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BEATRIZ V. INFANTE

Director Since: May 2014

Age: 65

Independent

Committee(s):

Audit Committee

Compensation Committee (Chair)

Class: Class III Director

Last Elected: 2018 (Votes For: 98%)

Current Term Expires: 2021

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   Media and Technology Experience

✓   High-Growth Company Experience

✓   Financial and/or Accounting Experience

✓   U.S. Public Company Board Service Experience

Biography:

Ms. Infante has served as a director of the Company since May 2014, and she currently serves as the Chair of the Compensation Committee and a member of the Audit Committee. Ms. Infante also served on the Special Committee during fiscal 2019. Ms. Infante is currently the Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal. Since October 2017, she has served as a director and member of the Compensation and Audit Committees of Ribbon Communications Inc., a cloud communications company formed from the merger of Sonus Networks Inc. and GENBAND Holdings Company. Since January 2018, she has served as a director of PriceSmart Inc., the largest operator of membership warehouse clubs in Latin America and the Caribbean, and currently serves as Chair of its Compensation Committee, Chair of its Digital Transformation Committee, and member of its Audit Committee. From January 2010 to October 2017, she served as a director and member of the Compensation Committee of Sonus Networks. From May 2012 until its acquisition by Broadcom in May 2015, Ms. Infante served as a director of Emulex, and was the Chair of its Nominating and Governance Committee and member of the Compensation Committee. From July 2016 until its acquisition by Veeco in May 2017, Ms. Infante served as a director and member of the Nominating and Corporate Governance Committee of Ultratech, Inc. Ms. Infante served as Chief Executive Officer and a director of ENXSuite Corporation from May 2010 until it was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as a director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications. From May 2012 until April 2014, Infante was also a director and Chairman of the Compensation and Audit Committees of 1010data, Inc.

Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Ms. Infante has been a NACD Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.

Education:

Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and a M.S. degree in Engineering Science from California Institute of Technology.

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EDWARD J. KOLODZIESKI

Director Since: November 2015

Age: 59

Independent

Committee(s):

Compensation Committee

Corporate Governance and Nominating Committee

Class: Class I Director

Last Elected: 2019 (Votes For: 96%)

Current Term Expires: 2022

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   Financial and/or Accounting Experience

✓   High-Growth Company Experience

✓   Industry Experience and/or Company Knowledge

Biography:

Mr. Kolodzieski has served as a director of the Company since November 2015, and currently serves as a member of the Compensation Committee and the Corporate Governance and Nominating Committee. Mr. Kolodzieski also served on the Special Committee during fiscal 2019. Since 2013, Mr. Kolodzieski has also served as a Senior Advisor for CVC Capital Partners in the consumer products, retail and supply chain sectors. In addition, he currently serves as a director of Vi-Jon Inc. since August 2013, on the advisory board of The Welspun Group since January 2017, and as a director of Salad and Go since August 2018. Previously, Mr. Kolodzieski served as Chairman of the Board for Archway Marketing Services from September 2015 through June 2018. Prior to that, Mr. Kolodzieski served as Executive Vice President—Global Sourcing at Wal-Mart, Inc. from February 2010 to his retirement from Wal-Mart in February 2013. Prior to this position, he held several other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart’s Neighborhood Market division. Before joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid-Atlantic States.

Mr. Kolodzieski has been a certified law enforcement officer for over 30 years and is currently increasing his training in the area of cyber security and internet fraud. He has completed courses from the U.S. Department of Justice / National White Collar Crime Center and the Carnegie Mellon University CERT Cyber Security Certification Program.

Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski was a 2013 NACD Board Governance Fellow.

Education:

Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and an M.B.A. from University of Tampa.

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KATHARIN S. DYER

Director Since: January 2020

Age: 62

Independent

Committee(s):

Compensation Committee

Class: Class III Director

Appointed: 2020

Current Term Expires: 2021

Key Skills, Qualifications and Experience:

✓   Senior Leadership Experience

✓   High-Growth Company Experience

✓   Media and Technology Experience

✓   Data Analytics and E-commerce Marketing Experience

Biography:

Ms. Dyer is the founder and Chief Executive Officer of PivotWise, a strategic advisory firm focused on digital transformation. Previously, she was a Global Partner and a member of the senior leadership team at IBM Global Business Services from 2016 to 2018. From 2013 to 2015, she served as EVP and General Manager, Global Chief Marketing Officer, Merchant Services at American Express Company which covers more than 112 million business and consumer Card Members and 18 million American Express accepting merchants. Ms. Dyer has also served as Global Management Board Member and Global Chief Transformation Officer for the Digital and Media agencies of the Publicis Groupe; EVP, Executive Leadership team, and Client Portfolio General Manager of Digitas; and leadership roles at Advanta, MNC Financial, Sallie Mae, and Citigroup. She has also served as Guest Lecturer at Harvard Business School and Boston College Carroll School of Management. She dedicates her time to organizations including Women in Blockchain and WOMEN in America Executive Mentoring. In addition to Liquidity Services, she also currently serves on the boards of Providence Health, Noora Health, The Grameen Foundation, and YWCA of Nashville and Middle Tennessee. Previously, she served on the board of CARE, a leading global NGO working to end poverty in more than 90 developing countries. Ms. Dyer is a member of NACD.

Education:

Ms. Dyer holds a Master of Business Administration from the University of Maryland and a Bachelor of Arts from the University of Kentucky.

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OUR EXECUTIVE OFFICERS

Below you can find information, including biographical information, about our executive officers (other than Mr. Angrick, whose biographical information appears above):

Name	Age	Position
Jorge A. Celaya	53	Executive Vice President and Chief Financial Officer
John P. Daunt	54	Executive Vice President and Chief Commercial Officer
Mark A. Shaffer	46	Vice President, General Counsel and Corporate Secretary
Michael Lutz	62	Vice President, Human Resources

Jorge A. Celaya has served as our Executive Vice President and Chief Financial Officer since 2015 where he plays a key role in leading the Company’s ongoing transformation and growth initiatives. Mr. Celaya has more than 25 years of experience in capital markets, financial accounting, operations and strategic transformation with global and publicly held companies in diverse industries. Before joining the Company, he co-founded Avanz Capital, an independent investment firm focused on private equity investing across emerging markets. Before that, Mr. Celaya was Executive Vice President and Chief Financial Officer for both FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services, and Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya also held various corporate and operating group positions with Schlumberger Ltd. where he worked across multiple industries and sectors both domestically and internationally. Mr. Celaya holds a Bachelor of Arts degree and a Master’s in Business degree from the University of Texas at Austin.

John P. Daunt has served as our Executive Vice President and Chief Commercial Officer since April 2019. Previously, Mr. Daunt was our Senior Vice President, CAG North America, from June 2018 to April 2019, Senior Vice President, Global Operations and DoD from August 2015 to May 2018 and Senior Vice President, Account Management from November 2014 to July 2015. Before joining the Company, Mr. Daunt served as Senior Vice President of FedBid, Inc., a company that allows federal, state and local governments, and educational institutions to purchase goods and services through a reverse auction-based platform, from March 2013 to November 2014. Prior to that, Mr. Daunt was Vice President and General Manager of AssetNation and an Account Executive at Ariba, Inc. Mr. Daunt also served as a Naval Flight Officer in the US Navy. Mr. Daunt holds a Bachelor of Science in Entrepreneurial Studies from Babson College.

Mark A. Shaffer has served as our Vice President, General Counsel and Corporate Secretary since July 2016. Before this role, Mr. Shaffer was Senior Associate General Counsel and Assistant General Counsel from September 2012 to July 2016. Before joining the Company, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider, from June 2010 to August 2012. Before that, he served in other roles at Barnes Group and as Senior Counsel at the law firm of Miller Canfield, where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP. Mr. Shaffer holds a Bachelor of Science in Foreign Service and a Juris Doctorate from Georgetown University.

Michael Lutz has served as our Vice President, Human Resources since March 2012. Before joining the company, Mr. Lutz was Senior Vice President, Chief Human Resources Officer at D&M Holdings, a company that designs and manufactures audio products, from June 2010 to December 2010. Prior to that, Mr. Lutz worked as Vice President, Chief Human Resources Officer at Kulicke & Soffa Industries, a semiconductor manufacturing company, from 2006 to 2009. From 1995 to 2006, Mr. Lutz served in various human resources and line management roles at Avaya, Lucent Technologies and AT&T. Mr. Lutz also has experience in human resources within the hospitality, specialty materials and consumer goods industries. Mr. Lutz holds a B.A. in History and a M.S. in Industrial Relations from Rutgers University.

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PROPOSAL 2 - Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2020.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020.

AUDITORS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2019, and September 30, 2018, and for fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2019	Fiscal 2018
Audit fees (1)	$1,499,644	$1,762,728
Audit-related fees (2)	$213,834	$112,152
Tax fees (3)	$464,357	$388,777
All other fees	$0	$0
Total fees	$2,177,835	$2,263,657

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements. This amount includes $80,573 in costs during fiscal 2019 and $105,216 in costs during fiscal 2018 related to the statutory audits of our foreign subsidiaries and other related services.

(2)	Audit-related fees consisted principally of fees incurred in connection with audits related to our employee benefit plans and new enterprise resource planning systems implemented as part of our LiquidityOne Transformation.

(3)	Tax fees consisted principally of tax return preparation, planning and compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Under its Charter, Audit Committee policy and applicable law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to pre-approve the provision of services by our independent registered public accounting firm, which

33

pre-approvals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. We obtain these services from other service providers as needed.

Audit Committee Report

The Company’s management team is responsible for the Company’s financial statements, internal controls and financial reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee was established for the purpose of representing and assisting the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory authority requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 for filing with the Securities and Exchange Commission. The Board of Directors approved including the audited financial statements in the Company’s Annual Report.

The Audit Committee: George H. Ellis, Chair Patrick W. Gross Beatriz V. Infante

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

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PROPOSAL 3 - Approval of an Advisory Resolution on Executive Compensation

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee’s goals in setting executive compensation are to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value and align executives’ interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards with multi-year vesting schedules.

We urge stockholders to read the “Compensation Discussion and Analysis,” beginning on page 44 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on page 62 through page 77, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the stockholders of Liquidity Services, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy of providing for annual “say-on-pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2021.

RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

PROPOSAL 4 — Approval of an Amendment and restatement OF the COMPANY’s SECOND AMended and Restated 2006 omnibus long-term incentive plan

Overview

At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to and restatement of the Second A&R Plan (such amendment and restatement, the “Third A&R Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 16,300,000 to 19,100,000. This increase of 2,800,000 shares represents approximately 8.3% of the Company’s outstanding shares of common stock as of December 31, 2019.

On January 14, 2020, the Board unanimously approved the Third A&R Plan, subject to approval by the Company’s stockholders at the Annual Meeting. In order for the Third A&R Plan to take effect, it must be approved by the Company’s stockholders. If the Third A&R Plan is not approved by the Company’s stockholders, the Second A&R Plan as currently in effect as of the date hereof will continue to operate according to its terms.

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We believe the Company’s future progress, growth and profitability depends in part on its ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity compensation is critical to achieving this success. The Company would be at a severe competitive disadvantage if we cannot use equity to recruit, motivate and retain our directors, officers and other employees. The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on the Company’s stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the Third A&R Plan is not approved, we may not be able to appropriately incentivize our directors and employees through equity compensation, which may affect our ability to remain competitive, attract executives with an interest in creating long-term stockholder value, reward executives for building and sustaining stockholder value, and retain executives. Additionally, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based compensation. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business.

The following table sets forth certain information about the Third A&R Plan:

Number of new shares being authorized	2,800,000
Number of shares available for future awards at December 31, 2019	150,406
Number of shares relating to outstanding time-based stock options at December 31, 2019	2,082,942
Number of shares relating to outstanding performance-based stock options at December 31, 2019	1,332,074
Number of shares outstanding at December 31, 2019 relating to awards of time-based restricted stock and restricted stock units	647,041
Number of shares outstanding at December 31, 2019 relating to awards of performance-based restricted stock and restricted stock units	1,272,174
Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options	6.7 years
Weighted average exercise price of outstanding options as of December 31, 2019	8.90
Total number of shares available for future awards if this proposal is approved	2,952,161

On December 31, 2019, the closing price of a share of the Company’s common stock was $5.96.

The potential dilution from the 2,800,000 share increase requested to be approved by stockholders is 8.3% as of December 31, 2019. If the potential share request is approved, the Company's total potential dilution would increase from 16.2% as of December 31, 2019 to 24.5%. The Compensation Committee has considered this potential dilution level in the context of competitive data from its peer group and believes that the resulting dilution levels would be within normal competitive ranges.

The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans. Burn rate is defined as the number of shares granted under the Company's equity incentive plans divided by total common shares outstanding at the end of the year. Over the past three fiscal years, the Company's annual burn

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rate has averaged 4.9% (5.2% in fiscal 2019). The Compensation Committee believes that this burn rate has been within the range granted by its peer companies and is reasonable from a competitive standpoint.

When considering the number of additional shares to add to the Third A&R Plan, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the Third A&R Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 2,800,000 shares to be added to the Third A&R Plan, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards previously granted, is expected to satisfy, assuming no significant acquisitions of other companies, the Company's equity compensation needs for two years of similar levels of awards. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Third A&R Plan while minimizing stockholder dilution.

Changes in Third A&R Plan

The changes in the Third A&R Plan is the increased number of shares of common stock reserved for issuance and the elimination of requirements relating to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for grants issued on or after enactment of the commonly called Tax Cuts and Jobs Act that was signed into law on December 22, 2017 (the “US Tax Act”).

Plan Summary

The following summary of the material terms of the Third A&R Plan are qualified in their entirety by reference to the full text of the Third A&R Plan, which is set forth in Appendix A to this Proxy Statement.

Purpose. The Third A&R Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Third A&R Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards.

Administration. The Third A&R Plan is administered by the Board of Directors, the Compensation Committee or such other committees as the Board of Directors may from time to time delegate. The Board of Directors or its designated committee has the authority to designate grantees, determine the type(s) of awards to be made to a grantee, determine the number of shares to be subject to an award, establish the terms and conditions of each award, prescribe the form of each award agreement and amend, modify or supplement the terms of each outstanding award, provided that no amendment, modification or supplement shall, without the consent of the grantee, impair the grantee's rights under such award or amend or modify an award such that it would be treated as a repricing without approval of the Company's stockholders.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding option or SAR which reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding option or SAR and granting either a replacement option or SAR with a lower exercise price, another award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding options and SARs in connection with changes in the Company's capitalization.

Eligibility. Awards may be granted under the Third A&R Plan to employees, officers, directors, consultants, advisers and outside directors of the Company and its affiliates. As of December 31, 2019, approximately 23 individuals were eligible to participate in the Second A&R Plan, including 7 executive officers and 6 non-employee directors.

Shares Subject to the Plan. If this proposal is approved by the stockholders at the Annual Meeting, subject to adjustment for certain changes in the Company's capitalization, the total number of shares of the Company’s common stock that may be issued under the Third A&R Plan will be 19,100,000. For this purpose, every share of common stock issued pursuant to an award granted after January 9, 2015 that is an option or SAR will count as one share and every share of common stock issued pursuant to an award granted after January 9, 2015 other than an option or SAR will count as 1.5 shares of common stock. The number of shares that may be issued as incentive stock options (“ISOs”) shall not exceed 19,100,000. Stock issued or to be issued under the Third A&R Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any stock subject thereto, then the number of shares of stock counted

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against the aggregate number of shares available under the Third A&R Plan with respect to such award shall, to the extent of any such forfeiture or termination, again be available for making awards under the Third A&R Plan; provided, however, that any shares of common stock that again become available for grant after January 9, 2015 will be added back on a one-for-one basis if such shares of common stock were subject to awards of options or SARs or added back as one and one-half shares of common stock for all shares granted as awards other than options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of common stock available for issuance under the Third A&R Plan. The Board of Directors shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations and certain other transactions. The maximum number of shares of common stock subject to options or SARs granted under the Third A&R Plan to any one individual in any one calendar year may not exceed 1,000,000; the maximum number of shares of common stock subject to awards granted under the Third A&R Plan other than options and SARs to any one individual in any one calendar year may not exceed 700,000; the maximum amount that may be earned pursuant to a cash award under the Third A&R Plan by any one individual in any one calendar year may not exceed $3,000,000; the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one individual may not exceed $5,000,000; and the aggregate dollar value of equity-based and cash compensation granted under the Third A&R Plan or otherwise during any one calendar year to any one non-employee director may not exceed $420,000.

Several types of stock grants can be made under the Third A&R Plan. A summary of these grants is set forth below.

Stock Options. Stock options granted under the Third A&R Plan can be either ISOs or nonqualified stock options. An option may constitute an ISO only (i) if the grantee of such option is an employee of the Company or any subsidiary of the Company; (ii) to the extent specifically provided in the related award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Third A&R Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000. This limitation is applied by taking options into account in the order in which they were granted.

The exercise price of stock options is at least the fair market value on the date of grant; provided, however, that in the event a grantee is a 10 percent stockholder, the option price of an option that is intended to be an ISO may not be less than 110 percent of the fair market value on the date of grant. Options become exercisable at such times and under such conditions as are determined by the Board of Directors; provided, however, that the vesting of any option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an option that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Third A&R Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Third A&R Plan without regard to such minimum vesting requirements. In no case will an individual holding an option receive dividend payments or dividend equivalents.

Each option terminates ten years from the date of grant, or as set forth in the Third A&R Plan or fixed by the Board of Directors; provided, however, that in the event that the grantee is a 10 percent stockholder, an option that is intended to be an ISO generally cannot be exercisable after five years from the date of grant. An option that is exercisable may be exercised by the grantee's delivery to the Company of a written notice of exercise. Such notice must be accompanied by payment in full of the option price of the shares for which the option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an award, or by “cashless exercise.” Each award agreement sets forth the extent to which the grantee has the right to exercise the option following termination of the grantee's service.

Stock Appreciation Rights. A stock appreciation right (“SAR”) confers on the grantee, upon exercise thereof, the excess of (A) the fair market value of one share of stock on the date of exercise over (B) the grant price of the SAR as determined by the Board of Directors. The award agreement for a SAR specifies the grant price of the SAR, which must be at least the fair market value of a share of stock on the date of grant. SARs may be granted in conjunction with all or part of an

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option granted under the Third A&R Plan or at any subsequent time during the term of such option, in conjunction with all or part of any other award or without regard to any option or other award; provided that a SAR that is granted subsequent to the date of grant of a related option must have a grant price that is no less than the fair market value of one share of stock on the date of grant. The Board of Directors determines the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to grantees, whether or not a SAR is granted in tandem or in combination with any other award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall be no more than ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Third A&R Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Third A&R Plan without regard to such minimum vesting requirements. In no case will an individual holding a SAR receive dividend payments or dividend equivalents.

Restricted Stock and Restricted Stock Units. Awards of restricted stock or restricted stock units may be made for no consideration. At the time a grant of restricted stock or restricted stock units is made, the Board of Directors may, in its sole discretion, establish a restricted period applicable to such restricted stock or restricted stock units. Each award of restricted stock or restricted stock units may be subject to a different restricted period. The Board of Directors may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. The grant, issuance, retention, vesting and/or settlement of shares of common stock under any such award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of common stock under any restricted stock or restricted stock unit award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a restricted stock or stock unit award that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Third A&R Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Third A&R Plan without regard to such minimum vesting requirements. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board of Directors.

Unless the Board of Directors otherwise provides, except as provided below, holders of restricted stock have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock has become vested and/or been earned, as applicable. The Board of Directors may provide that any dividends paid on restricted stock be reinvested in shares of stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction are subject to the restrictions applicable to the original grant. Holders of restricted stock units have no rights as stockholders of the Company. The Board of Directors may provide that the holder of such restricted stock units be entitled to receive, upon the Company's payment of a cash dividend on its outstanding stock, a cash payment for each restricted stock unit held equal to the per-share dividend paid on the stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock unit award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock units have become vested and/or been earned, as applicable. The Board of Directors may also provide that such cash payment will be deemed reinvested in additional stock units at a price per unit equal to the fair market value of a share of stock on the date that such dividend is paid. Unless the Board of

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Directors otherwise provides, upon the termination of a grantee's service, any restricted stock or restricted stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights shall be specified in the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment is made at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board of Directors. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award. Notwithstanding anything in the Third A&R Plan to the contrary, in no event will dividend equivalent rights granted as a component of an award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such awards. Specifically, dividends and dividend equivalents will not be paid on options or SARs. Dividend equivalent rights accrued on shares subject to any such awards will become payable no earlier than the date the vesting criteria have been satisfied and the underlying restricted stock or stock units have become vested and/or been earned, as applicable. Except as may otherwise be provided by the Board of Directors, a grantee's rights in all dividend equivalent rights or interest equivalents shall automatically terminate upon the grantee's termination of service for any reason.

Performance Goals. The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board of Directors or the Compensation Committee. If and to the extent that the Compensation Committee determines that an award to be granted to a grantee who is designated by the Compensation Committee as likely to be a covered employee within the meaning of Section 162(m) of the Code for grants made prior to November 2, 2017 within the meaning of Section 162(m) of the Code should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code prior to the US Tax Act, the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established performance goals. For purposes thereof, the performance goals may consist of one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Compensation Committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code with respect to grants made on or before November 2, 2017, the Compensation Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under the Third A&R Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Compensation Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria. Such performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such awards, or in the case of grants made on or before November 2, 2017, at such other date as may be required or permitted for

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“performance-based compensation” under Code Section 162(m). The maximum amount that may be earned under a cash award in any calendar year by any one grantee is $3,000,000 and the maximum amount that may be earned as a cash award in respect of a performance period by any one grantee is $5,000,000. If the Compensation Committee reasonably determines at any time during the applicable performance period that the performance goals underlying any award are unachievable, the Compensation Committee may cancel such award and the number of shares of stock counted against the aggregate number of shares available under the Third A&R Plan with respect to such award shall, to the extent of any such cancellation, again become available for making awards under the Third A&R Plan.

Corporate Transactions. Upon the occurrence of (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company, provision will be made in writing for the assumption or continuation of the options, SARs, stock units and restricted stock theretofore granted, or for the substitution for such options, SARs, stock units and restricted stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Third A&R Plan, options, SARs, stock units and restricted stock theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards: (a) all outstanding shares of restricted stock shall be deemed to have vested, and all stock units shall be deemed to have vested and the shares of stock subject thereto shall be delivered, immediately prior to the occurrence of such corporate transaction; and (b) either of the following two actions shall be taken: (1) fifteen days prior to the scheduled consummation of a corporate transaction, all options and SARs outstanding under the Third A&R Plan shall become immediately exercisable and shall remain exercisable for a period of fifteen days; or (2) the Board of Directors may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock, stock units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith), in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to holders of shares of stock and, in the case of options or SARs, equal to the product of the number of shares of stock subject to the option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price or SAR exercise price applicable to such Award Shares. With respect to the Company's establishment of an exercise window, (i) any exercise of an option or SAR during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction, the Third A&R Plan, and all outstanding but unexercised options and SARs shall terminate. In the event that awards are assumed or substituted by a successor entity and a participant experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding shares of restricted stock will be deemed to have vested, and all stock units will be deemed to have vested and the shares of common stock subject thereto will be delivered upon such termination and all options and SARs outstanding will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option or SAR, if earlier.

Compensation Clawback Policy. Subject to the terms and conditions of the Third A&R Plan, the administrator may provide that any participant and/or any award, including any shares of common stock subject to an award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Effectiveness and Term; Amendment and Termination

The Third A&R Plan will become effective upon approval by the Company's stockholders at the Annual Meeting and will remain available for the grant of awards until the tenth anniversary of such date. The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Third A&R Plan as to any shares of stock as to which awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board of Directors, required by applicable law or required by applicable stock exchange or market listing requirements. No amendment, suspension, or termination of the Third A&R Plan may, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Third A&R Plan.

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U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock appreciation rights under the Third A&R Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Third A&R Plan. The laws governing the tax aspects of these awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Third A&R Plan, particularly in jurisdictions outside the United States.

Non-Qualified Stock Options and Stock Appreciation Rights. The recipient will not have any income at the time a nonqualified stock option or a SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) for grants made on or before November 2, 2017 or otherwise limited by the Code.

ISOs. A recipient will not have any income at the time an ISO is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) for grants made on or before November 2, 2017 or otherwise limited by the Code. We intend that awards granted under the Third A&R Plan comply with, or are otherwise exempt from, Section 409A of the Code.

Deductibility of Executive Compensation. The Company generally will be entitled to a tax deduction in connection with an award under the Third A&R Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option). Prior to the US Tax Act, Section 162(m) limited a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain current and former executive officers, including its CEO and the next three highest-paid executive officers. Further, prior to the US Tax Act, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the $1 million deduction limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer nor to former executive officers. The US Tax Act eliminated the Section 162(m) performance-based compensation deduction exception beginning January 1, 2018, but provides a transition rule with respect to compensation which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted on or prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the US Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the Section 162(m) exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers (and any other person who was or will be a Section 162(m) covered employee on or after January 1, 2017), other than previously granted awards that comply with the transition rules.

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New Plan Benefits

The benefits that will be awarded or paid in the future under the Third A&R Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal 2019 under the Second A&R Plan to the Company's named executive officers can be found in the table under the heading “Grants of Plan-Based Awards for Fiscal 2019” on page 66 of this proxy statement. As of December 31, 2019, the closing price of a share of the Company's common stock was $5.96.

Existing Plan Benefits

The following table sets forth information with respect to the number of shares underlying grants of all types of awards under the Second A&R Plan that have been granted through December 31, 2019 that count against the plan's maximum share authorization. These share numbers do not take into account the effect of options that have been canceled or expired unexercised.

Name and Position	Total Number of Shares Underlying Awards Grants
William P. Angrick, III	2,367,885
Chairman and Chief Executive Officer
Jorge A. Celaya	562,126
Executive Vice President and Chief Financial Officer
John P. Daunt	466,417
Executive Vice President and Chief Commercial Officer
Mark A. Shaffer	255,899
Vice President, General Counsel and Corporate Secretary
Michael Lutz	248,238
Vice President, Human Resources
James M. Rallo	985,911
Former President, Retail Supply Chain Group and Capital Assets Group
Roger Gravley	325,226
Former President, GovDeals and Chief Information Officer
All current executive officers as a group	3,900,565
All non-employee directors as a group	1,263,257
All employees as a group (excluding executive officers)	14,494,976

RECOMMENDATION OF THE BOARD
Your Board of Directors unanimously recommends a vote FOR the Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our compensation strategy, programs and practices for these executive officers during fiscal 2019:

Executive	Principal Position
William P. Angrick, III	Chairman and Chief Executive Officer
Jorge A. Celaya	Executive Vice President and Chief Financial Officer
John P. Daunt	Executive Vice President and Chief Commercial Officer
Mark A. Shaffer	Vice President, General Counsel and Corporate Secretary
Michael Lutz	Vice President, Human Resources
Roger Gravley	Former President, GovDeals and Chief Information Officer
James M. Rallo	Former President, Retail Supply Chain Group & Capital Assets Group

In this proxy statement, we refer to these individuals as our named executive officers or NEOs.

Executive Summary

The Compensation Committee believes in a “pay-for-performance” approach to executive compensation that aligns executive compensation with shareholder interests. This means that a significant portion of an executive's compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives. Our pay for performance executive compensation philosophy and the elements of our executive compensation program with regard to fiscal 2019 are summarized below:

•	The main objectives of our executive compensation program are to drive continuous stockholder return by motivating executives to achieve short- and long-term financial and strategic objectives, to reward executives for continuous growth in earnings and stockholder value, and to align executives’ interests with those of our stockholders.

•	Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, such as stock options and restricted stock.

•	Our Compensation Committee evaluates and sets the compensation levels of our named executive officers. In setting compensation levels for executives, the Compensation Committee solicits the input and recommendations of our Chairman and CEO. The Compensation Committee regularly engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent. The Compensation Committee engaged Radford to review market data for use in determining fiscal 2019 compensation levels and to update the Company’s peer group.

•	To support the retention and incentive purposes of our executive compensation program, in fiscal 2019 each of our named executive officers received time-based and performance-based stock option and restricted stock unit awards.

•	78% of Mr. Angrick’s targeted total direct compensation for fiscal 2019 was delivered through variable incentives for which payout is tied to achievement of pre-determined performance objectives.

•	On average, approximately 60% of the targeted total direct compensation for fiscal 2019 of the other named executive officers was delivered through variable incentives in which payout is tied to achievement of pre-determined performance objectives.

•	We emphasize equity-based long-term incentives to ensure these executives are focused on longer-term operating objectives and stock price performance in addition to shorter-term goals. The targeted value for long-term

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incentive awards for the named executive officers other than Mr. Angrick is approximately 35% of the targeted value of their annual incentive awards and for Mr. Angrick is approximately 45% of the targeted value of such awards.

Our fiscal 2019 business and financial performance, combined with several important operational developments, significantly impacted the design of our 2019 executive compensation program and the timing of decisions related to such program. In fiscal 2019, we achieved some notable financial and operational milestones, including:

•	Our fiscal 2019 gross merchandise volume or GMV was $640 million, up from $626 million in the prior year’s comparable period. GMV is the total sales value of all merchandise sold by us or our sellers through our marketplaces or by us through other channels during a given period of time.

•	Revenue for fiscal 2019 was $227 million, up from $225 million in the prior period.

•	Gross profit for fiscal 2019 was $113 million, up from $110 million in the prior period.

•	Our consolidated non-GAAP adjusted EBITDA results marked a $6 million improvement in adjusted EBITDA over the prior period.

•	We also drove operating efficiencies while simultaneously investing in new sales, marketing and technology initiatives to accelerate our top line growth.

See below chart for additional information on our fiscal 2019 financial milestones.

For a reconciliation of adjusted EBITDA, see the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2019 filed with the SEC on December 10, 2019.

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For fiscal 2019, we achieved consolidated, commercial adjusted EBITDA and gross profit levels that exceeded threshold performance levels under our incentive programs, resulting in payouts to our named executive officers as described in additional detail below.

*      Mr. Gravley retired from the Company effective May 13, 2019 and Mr. Rallo was terminated effective April 23, 2019. As a result, neither Mr. Gravley nor Mr. Rallo received annual cash incentive compensation for fiscal 2019 and therefore, they are not included in this chart. The average NEO target cash pay and average NEO realized cash pay shown herein was calculated based on amounts received by Messrs. Celaya, Daunt, Shaffer and Lutz only.

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*            With respect to stock options, realized long-term equity incentive pay includes only those options which were exercised in the applicable period.

Best Practices

Our approach to executive compensation incorporates the following best practices:

The Compensation Committee receives objective advice from an independent compensation consultant, Radford, an Aon company.

Our Board has adopted a clawback policy applicable to all cash incentive payments and performance-based equity awards granted to our executive officers.

No employee is entitled to any “single trigger” equity acceleration with a change in control.

All named executive officers must own Company common stock equal to 150% of their annual base salaries (or, for the CEO, 600%).

We do not provide excise tax gross-ups.

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“Say-on-Pay” Advisory Vote on Executive Compensation

We asked stockholders to vote on a “say-on-pay” advisory vote on our executive compensation at the 2019 Annual Meeting of Stockholders. Stockholders expressed substantial support for the compensation of our named executive officers, with approximately 97% of the votes cast in favor of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2019 advisory vote at its February 27, 2019 meeting. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of total stockholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each factor bore on the Compensation Committee’s decisions regarding our named executive officers’ compensation, the Compensation Committee made no changes to our executive compensation program and policies because of the 2019 “say-on-pay” advisory vote.

General Compensation Philosophy

The Company’s executive compensation program is designed to:

•	align executives’ interests with those of our stockholders;

•	support the attainment of our short- and long-term financial, operational, and strategic objectives;

•	reward executives for continuous growth in earnings and stockholder value;

•	attract, retain and motivate key executives; and

•	encourage a long-term commitment to the Company.

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Short-Term Incentive Compensation		Long-Term Incentive Compensation

Annual Base Salary	Annual Cash Incentive Compensation	• Aligns executives’ long-term interests with stockholders’ interests and drives decisions and achieves goals that will help us remain competitive;
• Attracts and retains executives by fairly compensating them for performing the fundamental requirements of their positions.

•      Motivates executives to achieve specific annual financial, operational and strategic goals and objectives whose achievements are critical to near- and long-term success;

•      Rewards executives in proportion to the goals achieved in a given year; and

•      Attracts executives with an interest in linking their composition package directly to higher corporate performance.

•      Attracts executives with an interest in creating long-term stockholder value;

•      Rewards executives for building and sustaining stockholder value; and

•      Retains executives both through growth in their equity value and the vesting provisions of our stock awards.

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Factors Considered When Determining Compensation. The Compensation Committee seeks to set executive compensation at competitive levels that the Compensation Committee considers appropriate for a company of our size and stage of growth. Annually, the Compensation Committee determines and approves the total compensation level of each of our named executive officers based on its evaluation of external market conditions and Company performance. The Compensation Committee also considers each executive’s level of experience, unique skills and abilities critical to the Company, and the executive’s tenure, position and responsibilities with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for named executive officers. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each named executive officer.

Pay Mix. Because our named executive officers are in a position to directly influence our performance, a significant portion of their compensation is delivered in the form of annual cash incentive award and long-term incentive compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of option and restricted stock unit grants that vest over several years). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2019, approximately 39% or more of each of our named executive officer’s target total direct compensation, including approximately 56% of the target total direct compensation for the Chairman and CEO, was performance-based or tied directly to the performance of our stock (in the form of target annual cash incentive awards, stock options and restricted stock unit awards), consistent with our compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

*      Mr. Gravley retired from the Company effective May 13, 2019 and Mr. Rallo was terminated effective April 23, 2019. As a result, neither Mr. Gravley nor Mr. Rallo received annual cash incentive compensation for fiscal 2019 and therefore, they are not included in this chart. The average NEO compensation mix shown herein was calculated based on amounts received by Messrs. Celaya, Daunt, Shaffer and Lutz only.

Market Data. The Compensation Committee has engaged on an annual basis a leading industry compensation consultant to assess the market competitiveness of our executive compensation program so our program attracts and retains executive talent essential to achieve our business plans. For fiscal 2019, the Compensation Committee engaged Radford, which is a part of Aon plc, to assess the market competitiveness of our executive compensation program and to evaluate and set

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executive compensation levels. Prior to such engagement, the Compensation Committee determined that there was no conflict of interest between the Compensation Committee and Radford. In making this determination, the Compensation Committee considered these six factors regarding Radford:

(i)	the provision of other services to us by Radford;

(ii)	the fees paid by us to Radford, as a percentage of the total revenue of Radford;

(iii)	the policies and procedures of Radford designed to prevent conflicts of interest;

(iv)	any business or personal relationship of the Radford consultant with a member of the Compensation Committee;

(v)	any of our stock owned by the Radford consultants; and

(vi)	any business or personal relationship of the Radford consultant or Radford with any of our executive officers.

The scope of Radford’s work included a review of the Company’s executive compensation practices, assistance with development of an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. Radford was engaged directly by the Compensation Committee and provided no services to the Company other than the executive and director compensation consulting services described above.

To assist the Compensation Committee in its market review for fiscal 2019, the Compensation Committee’s compensation consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (base salary, annual cash incentive bonus and long-term incentives) and the market competitiveness of each element of compensation for each named executive officer. The market review was based upon two different sources of compensation data provided by Radford—the Radford Global Technology Survey and publicly available market data from a selected peer group of e-commerce companies. The Radford Global Technology Survey is a national survey that contains compensation data for high-technology sector companies. The survey data was used as a market reference to assess how the Company’s compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

The peer companies utilized in Radford’s fiscal 2019 review were updated in fiscal 2019 by Radford with input from the Compensation Committee and were approved by the Compensation Committee. The peer group was developed using several criteria as a guide (for example, company size, net income, growth, location, internet presence and technology focus) and included 18 companies, with revenues ranging from approximately $86.2 million to $1.29 billion. At the time of the fiscal 2019 review, we were at the 43rd percentile of the peer group for revenue, the 11th percentile for operating income and the 22nd percentile for market capitalization. The peer group companies for the fiscal 2019 review were:

• Agilysys	• NIC
• Amber Road	• PFSweb
• American Software	• QuinStreet
• Blucora	• Ritchie Bros. Auctioneers
• Care.com	• Rosetta Stone
• DHI Group	• Steel Connect
• H&E Equipment Services	• TESSCO Technologies
• Lawson Products	• The Rubicon Project
• Leaf Group	• VSE

Two companies, Amber Road and VSE, were added to the peer group for the fiscal 2019 review based on, among other things, their size, revenues, location and technology focus. Two companies, EVINE Live and XO Group, were removed from the peer group because they were no longer comparable to the Company.

The Compensation Committee considers the market data in setting compensation levels but does not target or position named executive officer pay levels at a specific percentile level relative to the peer group. Rather, the Compensation Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one factor in

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determining if compensation is adequate to attract and retain qualified executive officers. The compensation decisions specific to each component of total direct compensation for the named executive officers are discussed below.

Base Salary

Purpose. Salaries for named executive officers are designed to be competitive when compared with prevailing market rates. The Compensation Committee bases salaries on a variety of factors, including level of responsibility, performance and the recommendations of the Chairman and CEO. The Compensation Committee utilizes a report of market compensation levels prepared by its independent compensation consultant to evaluate the executives’ base salaries. The Compensation Committee considers the base salary levels of similarly situated executives in the peer group, executive experience and other factors, such as tenure, individual performance and responsibilities.

Base salaries are reviewed annually or at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s overall business outlook, the Company’s budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the employment agreements in place with our named executive officers, the Compensation Committee may not reduce the salary of a named executive officer downward unless the named executive officer consents to a reduction.

Fiscal 2019 Decisions. For fiscal 2019, the Compensation Committee approved base salaries in the following amounts for our named executive officers:

Named Executive Officer	2019 Salary	2018 Salary	Percentage Increase
William P. Angrick, III	$420,000	$380,000	10.5%
Jorge A. Celaya	$366,180	$359,000	2.0%
John P. Daunt (as Senior Vice President, CAG North America)	$243,595	-	-
John P. Daunt (as Executive Vice President and Chief Commercial Officer)	$300,000	-	-
Roger Gravley	$380,030	$350,000	8.6%
James M. Rallo	$367,000	$367,000	0%
Mark A. Shaffer	$312,830	$287,000	9.0%
Michael Lutz	$279,040	-	-

The base salary levels for Messrs. Angrick, Celaya, Gravley and Shaffer increased for fiscal 2019 to provide a base salary level competitive with our peers and to reflect each executive’s experience and tenure. Mr. Rallo voluntarily requested that his base salary level remain unchanged for fiscal 2019 as part of a general freeze on salaries implemented by Mr. Rallo with respect to the Capital Assets Group (“CAG”) business for fiscal 2019. Mr. Daunt’s salary increased from $243,595 to $300,000 (23%) upon his promotion to Executive Vice President and Chief Commercial Officer during fiscal 2019. The total amount of salary received by Mr. Daunt for fiscal 2019 is equal to 50% of his initial salary plus 50% of his increased salary. Historical salary information is not provided for Mr. Daunt or Mr. Lutz because they did not become named executive officers until fiscal 2019.

Fiscal 2020 Decisions. For fiscal 2020, the Compensation Committee approved base salaries in the following amounts for our named executive officers:

Named Executive Officer	2020 Salary	Percentage Increase (Decrease)
William P. Angrick, III	$420,000	0%
Jorge A. Celaya	$373,504	2%
John P. Daunt	$318,000	6%
Mark A. Shaffer	$322,215	3%
Michael Lutz	$287,411	3%

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Roger Gravley	N/A	N/A
James M. Rallo	N/A	N/A

The base salary level for Mr. Angrick will not change for fiscal 2020. This base salary level is below the competitive median range of our peers to emphasize the long-term equity incentives during a period in which the Company is focused on long-term reinvestment of its earnings. The base salary levels for Messrs. Celaya, Daunt, Shaffer and Lutz increased for fiscal 2020 to provide a base salary level competitive with our peers and to reflect each officer’s experience and tenure. Messrs. Gravley and Rallo are no longer employed by the Company and will not receive a salary in fiscal 2020.

Annual Incentive Compensation

Purpose. Annual incentive compensation is an “at risk” performance-based cash award designed to motivate our named executive officers to achieve pre-established corporate financial objectives consistent with the Company’s strategic plan. Awards under the plan are payable if, and only if, these pre-established objectives are achieved. The Compensation Committee retains the discretion to increase or decrease payouts under the annual cash incentive plan in connection with its review of the Company’s and the executive’s performance during the year. Compensation paid under the plan has varied significantly from year to year. For example, over the last several years, the annual cash incentive award paid to our Chairman and CEO has ranged from 36% to 218% of his base salary. The annual incentive award plan is also designed to attract and retain key employees by providing our named executive officers with a significant opportunity to earn additional annual cash compensation. The target opportunities of our named executive officers ranged from 50% to 150% of base salary, with a maximum opportunity of two times the target opportunity. The Compensation Committee strives to set the annual incentive plan target opportunity at the median of the peer group with potential for upper quartile pay based on superior performance of the Company.

Fiscal 2019 Target Annual Cash Incentive Award Opportunities. At the beginning of each fiscal year, the Compensation Committee establishes the performance goals and target and maximum cash incentive awards for each named executive officer. The Compensation Committee sets each target and maximum cash incentive award as a percentage of each named executive officer’s base salary. The cash incentive ultimately awarded depends on the achievement of performance goals. The “Grants of Plan-Based Awards for Fiscal 2019” table below shows the range of possible payments to each of our named executive officers under the annual incentive award plan in fiscal 2019.

For fiscal 2019, the annual incentive cash award target and maximum award of our named executive officers were:

Named Executive Officer	Fiscal 2019 Target Award Percentage of Base Salary		Fiscal 2019 Annual Incentive Target	Fiscal 2019 Maximum Award Percentage of Base Salary	Fiscal 2019 Annual Incentive Maximum
William P. Angrick, III	150%		$630,000	300%	$1,260,000
Jorge A. Celaya	80%		$292,944	160%	$585,888
John P. Daunt (as Senior Vice President, CAG North America)	25	% (1)	$60,899	50%	$121,798
John P. Daunt (as Executive Vice President and Chief Commercial Officer)	30	% (1)	$90,000	60%	$180,000
Mark A. Shaffer	50%		$156,415	100%	$312,830
Michael Lutz	50%		$139,250	100%	$279,040
Roger Gravley	60%		$228,018	120%	$456,036
James M. Rallo	80%		$293,600	160%	$587,200

(1)	Mr. Daunt’s compensation for fiscal 2019 was made up of 50% of what he would have received if he had held his position as Senior Vice President, CAG North America for the entire fiscal year and 50% of what he would have received if he had held his position as Executive Vice President and Chief Commercial Officer for the entire fiscal year. As such, the target award percentage, annual incentive target, maximum award percentage and annual incentive maximum for each of his positions was reduced by 50% in this table.

The Compensation Committee established these target and maximum cash incentive award opportunities based on (1) the relative scope and responsibility of the named executive officer’s position and his respective impact on overall Company

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performance; and (2) comparative compensation data based on the Compensation Committee’s review of the competitive market conducted for fiscal 2019. The annual incentive compensation award targets as a percentage of base salary remained unchanged for each of our named executive officers (other than Mr. Daunt) for fiscal 2019. Mr. Daunt’s award target was increased from 50% of his base salary to 60% of his base salary in connection with his promotion to Executive Vice President and Chief Commercial Officer.

Supplemental Cash Bonus to Mr. Gravley. In fiscal 2018, the Compensation Committee determined to pay to Mr. Gravley a performance-based supplemental cash bonus in an amount not to exceed $500,000. The original terms of this supplemental cash bonus, which were described in our proxy statement for fiscal 2018, required the achievement by Mr. Gravley of certain goals with respect to the Company’s LiquidityOne Transformation over a two-year period. Payout of this award required that Mr. Gravley be employed by the Company as of December 31, 2019. Since Mr. Gravley retired from the Company on May 13, 2019, no payout will be made in connection with this supplemental cash bonus.

Fiscal 2019 Performance Metrics. At its December 2018 meeting, the Compensation Committee determined that fiscal 2019 annual incentive compensation would focus on two financial metrics weighted equally – gross profit and adjusted EBITDA (the “Corporate Incentive Plan”). Achievement under the gross profit metric was based on consolidated commercial gross profit. Achievement under the adjusted EBITDA metric was based on consolidated commercial adjusted EBITDA (i.e., growth in EBITDA from the Company’s marketplaces for surplus that does not pertain to the Company’s Department of Defense contracts before allocation of certain expenses). The Compensation Committee selected these metrics as the corporate performance measures because these continue to be key metrics used by management to measure the Company’s business performance.

The gross profit metrics for the named executive officers for fiscal 2019 are set forth in the table below. If the level of achievement was below threshold levels, then no award would be earned with respect to the goal and if maximum levels had been achieved, then the payout for that goal would be capped at 200% of target.

Year over Year Gross Profit Growth
Threshold	Target	Maximum
$92.1M	$99.4M	$123.8M

The adjusted EBITDA metrics for our named executive officers for fiscal 2019 are set forth in the table below. If the level of achievement was below threshold levels, then no award would be earned with respect to the goal and if maximum levels had been achieved, then the payout for that goal would be capped at 200% of target.

Consolidated Adjusted EBITDA
Threshold	Target	Maximum
-$9.7M	-$6.7M	-$0.7M

The targets are consistent with the Company’s annual business plan and strategic objectives, and achievement of the target required extensive business development efforts, a significant increase in inventory velocity and continued improvement in service levels. As noted below under the heading “Fiscal 2019 Results and Payouts,” awards were made above target levels in fiscal 2019.

For additional information on the Company’s financial performance which resulted in payouts above target levels, please see below charts.

* Consolidated commercial adjusted EBITDA excludes the Department of Defense contracts, Machinio, IronDirect and any discontinued operations.

Fiscal 2019 Performance Metrics for Mr. Daunt. Mr. Daunt was promoted to Executive Vice President and Chief Commercial Officer effective April 23, 2019. As a result, Mr. Daunt’s annual incentive cash compensation was prorated for fiscal 2019. The total annual incentive cash compensation received by Mr. Daunt for fiscal 2019 was (1) 50% of what he would have received under the incentive plan for CAG North America (the “CAG NA Incentive Plan”) if he had been subject to such plan for all of fiscal 2019, and (2) 50% of what he would have received under the Corporate Incentive Plan if he had been subject to such plan for all of fiscal 2019. Achievement under the CAG NA Incentive Plan is based on three metrics, two of which are based on the Company’s financial performance and one of which is based on individual performance. The financial performance metrics are based on CAG commercial adjusted EBITDA (35%) and CAG commercial gross profit (35%). The remaining 30% is based on individual performance.

Fiscal 2019 Results and Payouts. At the end of the performance year, our Chairman and CEO assessed the achievement of the performance metrics and made a recommendation to the Compensation Committee regarding the annual incentive award payouts. In determining the fiscal 2019 awards, the Compensation Committee assessed the Company’s performance measured against the previously described performance metrics.

For fiscal 2019, the Company achieved gross profit that exceeded target, resulting in a payout to Messrs. Angrick, Celaya, Shaffer and Lutz of 112% of target for this metric. The Company also achieved adjusted EBITDA for fiscal 2019 that exceeded target, resulting in a payout to Messrs. Angrick, Celaya, Shaffer and Lutz of 178% of target for this metric.

As described above, Mr. Daunt received payouts under both the CAG NA Incentive Plan and the Corporate Incentive Plan. For fiscal 2019, the Company achieved CAG commercial adjusted EBITDA above the threshold but below target, resulting in a payout of 34% for this metric. For fiscal 2019, the Company achieved CAG North America gross profit above the threshold but below target, resulting in a payout of 66% for this metric. The Company determined that Mr. Daunt met his individual performance goals (100%). Mr. Daunt also received a payout based on the Corporate Incentive Plan and the percentages discussed above with respect to Messrs. Angrick, Celaya, Shaffer and Lutz.

Neither Mr. Gravley nor Mr. Rallo were eligible to receive a payout under the annual incentive compensation plan for fiscal 2019 because they were not employed by the Company on the payment date for the awards.

Fiscal 2019 results and related payments appear in the table below.

Name and Principal Position	Gross Profit	Consolidated Adjusted EBITDA	Individual Performance	2019 Incentive Target	2019 Actual Payout	2019 Actual Payout as a % of Target
William P. Angrick, III Chairman and Chief Executive Officer	56%	89%	N/A	$630,000	$913,944	145%
Jorge A. Celaya Executive Vice President and Chief Financial Officer	56%	89%	N/A	$292,944	$424,975	145%
John P. Daunt Executive Vice President and Chief Commercial Officer	56%	89%	N/A	$90,000	$130,563	145%
John P. Daunt SVP, CAG North America	23%	12%	30%	$60,899	$39,541	65%
Mark A. Shaffer Vice President, General Counsel and Corporate Secretary	56%	89%	N/A	$156,415	$226,912	145%
Michael Lutz Vice President, Human Resources	56%	89%	N/A	$139,520	$202,402	145%
Roger Gravley Former President, GovDeals and Chief Information Officer	0%	0%	N/A	$228,018	$0	0%
James M. Rallo Former President, Retail Supply Chain Group and Capital Assets Group	0%	0%	N/A	$293,600	$0	0%

Fiscal 2020 Annual Incentive Compensation. For fiscal 2020, the annual incentive cash award target and maximum award of our named executive officers are:

Named Executive Officer	Fiscal 2020 Target Award Percentage of Base Salary	Fiscal 2020 Annual Incentive Target	Fiscal 2020 Maximum Award Percentage of Base Salary	Fiscal 2020 Annual Incentive Maximum
William P. Angrick, III	150%	$630,000	300%	$1,260,000
Jorge A. Celaya	80%	$298,803	160%	$597,606
John P. Daunt	65%	$206,700	130%	$413,400
Mark A. Shaffer	50%	$161,108	100%	$322,215
Michael Lutz	50%	$143,706	100%	$287,411
Roger Gravley	N/A	N/A	N/A	N/A
James M. Rallo	N/A	N/A	N/A	N/A

The target and maximum award percentages for fiscal 2020 remained the same as fiscal 2019 for Messrs. Angrick, Celaya, Shaffer and Lutz. Mr. Daunt’s award percentage was increased for fiscal 2020 as a result of his promotion to Executive Vice President and Chief Commercial Officer. Messrs. Gravley and Rallo are no longer employed by the Company and will not receive an annual incentive cash bonus for fiscal 2020.

Long-Term Incentive Compensation

Purpose. We grant equity-based compensation to our named executive officers to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and the Company’s stockholders. The Compensation Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive’s and the Company’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Compensation Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also considered.

The Compensation Committee historically had granted our named executive officers long-term incentive awards in the form of stock options. As of September 30, 2019, 278,818 outstanding and exercisable stock options were older than six years from their grant date. One reason the Company has traditionally granted stock options is because they contribute to our pay for performance philosophy because grantees only receive value from the stock options if there is an increase in the value of the Company’s shares following the date of grant. If our stock price declines, then the stock options will not be of value and may expire before ever being exercised. Based on a stock price of $7.40, the closing price of our common stock on the last trading day of fiscal 2019, approximately 29.8% of issued equity is “underwater,” so the exercise price for the stock options exceeds $7.40. This represents approximately 2.4% of the Company’s total common stock. Any options that expire unexercised are returned to the share pool under the Second A&R Plan and provided for future grants. The following chart depicts the portion of the Company’s equity overhang that is underwater and which may be potentially returned to the share pool.

Equity Overhang[1,2]

- The Company's FYE19 total equity overhang includes ~1.3M shares available for grant as of 9/30/2019
- ~30% of issued equity is underwater at the stock price as of FYE representing approximately 2.4% of total common shares issued and outstanding

Liquidity Equity Overhang Practices vs. Peers
Percent of Company
13.6%
2.4%
UNDER-WATER
4.4%
8.6%
13.9%
17.6%
7.5%
14.5%
24.5%
LFY Issued Equity Overhang
LFY Total Equity Overhang
Liquidity (FYE19)
Peer 25th Percentile
Peer 50th Percentile
Peer 75th Percentile

1. Total options and unvested restricted stock outstanding divided by total common shares issued and outstanding
2. Total options and unvested restricted stock outstanding plus shares available for future grant divided by total common shares issued and outstanding

As in fiscal 2018, our long-term incentive compensation program in fiscal 2019 provided grants of stock options and restricted stock units under our Second A&R Plan, which has been approved by our stockholders.

The Compensation Committee has historically granted annual equity awards with respect to each fiscal year after financial results are available for the prior fiscal year at a regularly scheduled meeting. As the Compensation Committee’s meeting schedule is established before the start of each fiscal year, the proximity of any award grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee’s policy is to grant options and restricted stock unit awards on the date it approves them. The option exercise price is determined in accordance with the terms of the plan under which the award is granted (generally, the closing price on the date of grant) and cannot be less than the fair market value of our common stock as of that date. Besides annual option awards, our named executive officers may receive stock options in connection with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the Compensation Committee approves the award.

Fiscal 2019 Long-Term Equity Compensation. In fiscal 2019, the Compensation Committee granted a mix of time-based stock options and restricted stock unit awards and performance-based stock options and restricted stock unit awards to each of our named executive officers as part of the annual grant for fiscal 2019. Approximately 70% of the equity award value was in the form of stock options (with 50% subject to performance-based vesting terms and 50% subject to time-based vesting terms over four years), and 30% was in the form of restricted stock units (with 50% subject to performance-based vesting terms and 50% subject to time-based vesting terms over four years).

We granted a portion of our annual equity awards in the form of performance-based stock options and restricted stock unit awards in order to incentivize the named executive officers. The Compensation Committee tied vesting to achievement of total shareholder return (“TSR”) milestones. TSR is calculated as total stock appreciation. Dividends paid during the period are assumed to be reinvested in the stock. Historically, the Company has paid no dividends. The following table explains the TSR milestones and vesting:

Total Shareholder Return		Grant Date Share Price $4.47
Milestone – Percentage Increase in Share Price Over Grant Date Share Price	Share Price Milestone*	Percentage of Award on Achievement of Milestone
20%	$5.36	20%
40%	$6.26	40%
60%	$7.15	60%
80%	$8.05	80%
120%	$9.83	100%

* Share price based on average price over trailing 20 trading days

The 2019 annual awards (both time-based and performance-based) were approved by the Compensation Committee at its December 3, 2018 meeting. In determining the size of the annual grants to our named executive officers, the Compensation Committee considered the size of equity awards granted in fiscal 2018, the scope of job responsibilities, the target long-term incentive award value of similarly situated executives in the peer group, experience, individual performance and recommendations of the Chairman and CEO.

The target value of each of our named executive officer’s annual stock options and restricted stock unit awards as a percentage of base salary is as shown in the table below.

Named Executive Officer	Target Value of Annual Award as a Percentage of Base Salary
William P. Angrick, III	201%
Jorge A. Celaya	70%
John P. Daunt	142%
Mark A. Shaffer	70%
Michael Lutz	70%
Roger Gravley	70%
James M. Rallo	70%

The following award types were granted to our named executive officers in fiscal 2019:

Award Type	Vesting Schedule	Performance Goals
FY19 Time-Based Stock Options	15/48th on 1/1/2020 and 1/48th monthly thereafter for 33 months	N/A

FY19 Time-Based Restricted Stock Units	25% on 1/1/2020 and 25% on each of 10/1/2020, 10/1/2021 and 10/1/2022	N/A

FY19 Performance-Based Stock Options	Vesting from 1/1/2020 through 9/30/2023	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st

FY19 Performance-Based Restricted Stock Units	Vesting from 1/1/2020 through 9/30/2023	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st

The number of stock options and restricted stock units granted to our named executive officers in fiscal 2019 is included in the “Grants of Plan-Based Awards for Fiscal 2019” table.

Fiscal 2020 Long-Term Equity Compensation. In December 2019, for fiscal 2020, the Compensation Committee granted each of our named executive officers a mix of approximately 50% stock options and 50% restricted stock units, 50% of which are subject to time-based vesting terms and 50% of which are subject to performance-based vesting terms.

Other Compensation and Benefit Programs

Our named executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan, medical insurance, dental insurance, life insurance and disability insurance programs. Mr. Rallo received the benefit of a Company car. The car was sold to Mr. Rallo for fair market value in connection with Mr. Rallo’s separation from the Company.

We do not provide our named executive officers with any additional benefits or perquisites not available to all other employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The terms of these agreements are described under “Employment Agreements” below. The Compensation Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after his employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate a named executive officer’s employment. Such agreements encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

Stock Ownership and Anti-Hedging Requirements

In fiscal 2014, the Board adopted a stock ownership policy obligating executive officers to hold a number of shares of our common stock as shown in the below table. Each executive officer has five years after an executive officer’s date of hire or designation as a named executive officer to satisfy this requirement. Executive officers may not purchase any financial instrument or enter into any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). Each of our executive officers has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe.

Executive	Ownership Requirement as a Percentage of Base Salary
CEO	600%

Other NEOs	150%

On December 4, 2018, the Board amended the ownership policy to require executive officers to make proportional progress over time towards achieving compliance with the policy and to clarify requirements of the policy pertaining to sales of stock due to divorce or hardship. A copy of the policy is available under the Investors section of our website at www.liquidityservices.com.

Clawback Policy

If the Company’s financial statements are restated due to material non-compliance with any financial reporting requirement under the securities laws, the Company's clawback policy requires that bonus and other incentive awards, as well as any performance-based equity awards, will be subject to forfeiture and/or recoupment if such awards would have been lower had they been determined or calculated based on the restated results. A copy of the policy is available under the Investors section of our website at www.liquidityservices.com.

Deductibility of Executive Compensation

As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for named executive officers depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights. Prior to the US Tax Act, compensation that satisfied conditions set forth under Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not apply to compensation paid to the Chief Financial Officer. The US Tax Act eliminates the performance-based compensation exception and applies the limit to the Chief Financial Officer and certain former executive officers. However, it provides a transition rule with respect to remuneration provided under a written contract which was in effect on November 2, 2017 and which was not materially modified after that date. With eliminating the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and our other named executive officers covered by the new tax law, other than previously granted awards that comply with the transition rules. We continue to monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers, which includes our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving at September 30, 2019. It also includes Mr. Gravely and Mr. Rallo, whose employment with the Company ended prior to September 30, 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William P. Angrick, III	2019	420,000		181,650	662,719	913,944	107,737	2,286,050
Chairman and Chief Executive Officer	2018	380,000		74,907	369,777	375,060	22,415	1,222,159
	2017	380,000		1,249,150	311,578	136,500	44,733	2,121,961
Jorge A. Celaya	2019	366,180		61,950	192,928	424,975	13,610	1,059,643
Executive Vice President and Chief Financial Officer	2018	359,000		19,001	88,843	214,826	13,087	694,757
	2017	350,000		161,020	40,102	144,603	13,855	709,580
John P. Daunt	2019	271,798		202,275	224,743	170,105	10,569	879,490
Executive Vice President and Chief Commercial Officer	2018	--		--	--	--	--	--
	2017	--		--	--	--	--	--
Mark A. Shaffer	2019	312,830		53,025	164,650	226,912	20,885	778,302
Vice President, General Counsel and Corporate Secretary	2018	287,000		11,327	53,271	107,338	10,433	469,369
	2017	--		--	--	--	--	--
Michael Lutz	2019	279,040		47,250	146,942	202,402	13,919	689,553
Vice President, Human Resources	2018	--		--	--	--	--	--
	2017	--		--	--	--	--	--
Roger Gravley	2019	236,860		64,575	200,064	0	695,777	1,197,276
Former President, GovDeals and Chief Information Officer	2018	350,000		18,635	86,915	229,194	37,356	722,100
	2017	278,100		136,950	34,174	291,407	14,484	755,115
James M. Rallo	2019	214,554		62,475	193,192	0	542,519	1,012,740
Former President, Retail Supply Chain Group and Capital Assets Group	2018	367,000		149,449	272,836	117,598	15,397	922,280
	2017	330,424		130,310	32,430	118,636	20,068	631,868

(1)	Each of the named executive officers contributed a portion of his salary to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan.

(2)	The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and time-based and performance-based restricted stock and restricted stock unit awards to each of the named executive officers in the years shown, computed in accordance with GAAP, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based option and restricted stock and restricted stock unit awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the “Grants of Plan-Based Awards for Fiscal 2019” table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. At no time, did the Company exceed the aggregate limit on the number of shares available for grant under the Second A&R Plan, or any other limits under the Second A&R Plan. In fiscal 2017, on October 1, 2016, performance stock and performance stock options were forfeited for all grants made in fiscal 2015. Awards canceled in fiscal 2019 due to employment termination included: 78,967 time-based stock options, 79,442 performance-based stock options,

28,525 time-based restricted stock units and 30,738 shares of performance based restricted stock units awarded to Mr. Rallo in prior years and 52,763 time-based stock options, 55,368 performance-based stock options, 17,018 time-based restricted stock units and 18,033 performance-based restricted stock units awarded to Mr. Gravley in prior years. An additional 2,338 stock options awarded to Mr. Rallo on December 29, 2008 were cancelled in fiscal 2019 due to expiration of the contractual term.

(3)	The amounts in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive bonuses described under the section of this proxy statement entitled “Annual Incentive Compensation.” These annual cash bonuses were paid in fiscal 2020 for performance in fiscal 2019. In addition, the amounts in this column for fiscal 2017 reflect the second half of the LiquidityOne Transformation metric payout from the fiscal 2015 incentive plan awards which were earned upon the first legacy marketplace going live on the new LiquidityOne Transformation e-commerce platform, which occurred in fiscal 2017. The following amounts were earned in fiscal 2017 in respect of the launch of LiquidityOne Transformation: Mr. Angrick: $70,000; Mr. Gravley: $36,000; and Mr. Rallo: $39,651. Please see the Company’s Proxy Statement filed on January 25, 2016 for additional details about the 2015 annual incentive award.

(4)	The payments listed for fiscal 2019 in the “All Other Compensation” column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $90,034 for a gross-up on certain tax expenses, $11,200 for 401(k) matching contributions, $1,240 for short- and long-term disability insurance premium payments, $1,170 for group term life insurance premium payments, and $4,093 for cell phone reimbursement. On December 19, 2018, the Compensation Committee authorized the Company to calculate and pay to Mr. Angrick a gross-up on certain tax expenses. The gross-up amount covers personal income taxes owed by Mr. Angrick as a result of the reimbursement of audit expenses paid to Mr. Angrick by the Company in connection with a personal tax audit that arose out of a tax audit of the Company.

For Mr. Celaya, the amount shown includes: $11,200 for 401(k) matching contributions, $1,240 for short- and long-term disability insurance premium payments, and $1,170 for group term life insurance premium payments.

For Mr. Daunt, the amount shown includes: $8,177 for 401(k) matching contributions, $1,240 for short- and long-term disability insurance premium payments, and $1,152 for group term life insurance premium payments.

For Mr. Shaffer, the amount shown includes: $10,994 for 401(k) matching contributions, $1,240 for short- and long-term disability insurance premium payments, $1,170 for group term life insurance premium payments, $840 for cell phone reimbursement, and $6,641 for cash-based stock appreciation rights which were granted to Mr. Shaffer in 2016 and were exercised by Mr. Shaffer in fiscal 2019.

For Mr. Lutz, the amount shown includes: $11,509 for 401(k) matching contributions, $1,240 for short- and long-term disability insurance premium payments, and $1,170 for group term life insurance premium payments.

For Mr. Gravley, the amount shown includes: $640,332 for his separation payment in connection with his retirement agreement, $45,311 for payment of unused paid time off accrued through his retirement date; $8,651 for 401(k) matching contributions, $763 for short- and long-term disability insurance premium payments, and $720 for group term life insurance premium payments.

For Mr. Rallo, the amount shown includes: $485,118 for his severance payment, $50,815 for payment of unused paid time off accrued through his termination date; $5,195 for 401(k) matching contributions, $716 for short- and long-term disability insurance premium payments, and $675 for group term life insurance premium payments.

Employment Agreements

We have entered into employment agreements with all of our named executive officers that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and certain compensation payable when an executive’s employment is terminated under certain conditions. The Compensation Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after his employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate a named executive officer’s employment.

We also have confidentiality, non-competition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relationships. Further, these agreements also typically provide that the employee may not, during his employment with us and for up to 24 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our Company.

Summary of Employment Agreement with William P. Angrick, III

We entered into an employment agreement with Mr. Angrick effective as of June 13, 2016. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue for a one year period from the effective date, after which it will automatically renew for successive one year terms until terminated by either party pursuant to the terms of the agreement. The agreement provides for an initial annual base salary of $380,000, which was approved by the Compensation Committee and which may be increased but not decreased. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee based upon the achievement of financial targets that for fiscal 2019 was equal to 150% of his base salary. He is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

The agreement further provides that if his employment with the Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick will receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement and (2) a lump-sum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Angrick over the previous two fiscal years. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination.

Summary of Employment Agreement with Jorge A. Celaya

We entered into an employment agreement with Mr. Celaya effective as of July 20, 2015. The agreement provides that Mr. Celaya will serve as the Executive Vice President and Chief Financial Officer for a period of one year from the effective date, after such time the employment term will automatically renew for additional one year terms. The agreement provides for an initial base salary of $350,000, which was approved by the Compensation Committee. Mr. Celaya is also eligible for a target annual incentive bonus of up to 80% of his salary based on the attainment of certain performance milestones. Pursuant to the agreement, Mr. Celaya received an initial equity grant of restricted stock with a value of $1,700,000 that vests quarterly over four years. The agreement also provides that Mr. Celaya is eligible to receive additional long-term incentive compensation each year.

If Mr. Celaya’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Celaya’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death or by Mr. Celaya for good reason, in each case not in connection with a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. If

Mr. Celaya’s employment with our Company is terminated by us other than for cause, disability or death or by Mr. Celaya for good reason, in each case within the twelve months following a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to eighteen months of his base salary plus an amount equal to 150% of his then current target bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. All severance payments made by us to Mr. Celaya will be payable within 30 days of notice of termination.

Summary of Employment Agreement with John P. Daunt

We entered into an employment agreement with Mr. Daunt effective as of November 5, 2019. The agreement states that his employment will continue for a one year from the effective date, after which it will automatically renew for successive one year terms until terminated by either party. The agreement provides for an initial annual base salary of $300,000, which may be increased but not decreased. Mr. Daunt is also eligible for an annual incentive bonus based upon the achievement of certain targets that for fiscal 2019 was equal to 60% of his base salary.

The employment agreement provides that if Mr. Daunt is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Daunt’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The employment agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death or if his employment is terminated by Mr. Daunt for good reason, Mr. Daunt will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to nine months of his base salary.

Summary of Employment Agreement with Mark A. Shaffer

We entered into an employment agreement with Mr. Shaffer in connection with his appointment as our Vice President, General Counsel and Corporate Secretary effective as of July 13, 2016. The agreement states that his employment will continue for a one year from the effective date, after which it will automatically renew for successive one year terms until terminated by either party. The agreement provides for an initial annual base salary of $220,000, which may be increased but not decreased. Mr. Shaffer is also eligible for an annual incentive bonus based upon the achievement of certain targets that for fiscal 2019 was equal to 50% of his base salary.

The employment agreement provides that if Mr. Shaffer is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Shaffer’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The employment agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death or if his employment is terminated by Mr. Shaffer for good reason, Mr. Shaffer will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Shaffer over the previous two fiscal years.

Summary of Employment Agreement with Michael Lutz

We entered into an employment agreement with Mr. Lutz in connection with his appointment as our Vice President, Human Resources effective as of March 19, 2012. The agreement states that his employment will continue for a one year from the effective date, after which it will automatically renew for successive one year terms until terminated by either party. The agreement provides for an initial annual base salary of $200,000, which may be increased but not decreased. Mr. Lutz is also eligible for an annual incentive bonus based upon the achievement of certain targets that for fiscal 2019 was equal to 50% of his base salary.

The employment agreement provides that if Mr. Lutz is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Lutz’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The employment agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death or if his employment is terminated by Mr. Lutz for good reason, Mr. Lutz will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to twelve months of his base salary plus an amount equal to the annual target incentive bonus to be earned by Mr. Lutz.

Summary of Retirement Agreement with Roger Gravley

We entered into a Retirement Agreement and General Release (the “Retirement Agreement”) with Mr. Gravley on May 13, 2019. Per the terms of the Retirement Agreement, Mr. Gravley was paid $640,332, which represents Mr. Gravley’s full annual base salary plus an amount equal to the average of the actual annual incentive bonuses paid to him during the previous two fiscal years.

Summary of Severance Agreement with James M. Rallo

We entered into a Severance Agreement and General Release (the “Severance Agreement”) with Mr. Rallo on May 6, 2019. Per the terms of the Severance Agreement, Mr. Rallo was paid $485,118, which represents Mr. Rallo’s full annual base salary plus an amount equal to the average of the actual annual incentive bonuses paid to him during the previous two fiscal years. This amount was offset by $13,118 related to his purchase of a Company car and certain personal expenses.

Grants of Plan-Based Awards for Fiscal 2019

The following table provides additional information about plan-based awards granted to our named executive officers in fiscal 2019. Our named executive officers received five types of plan-based awards: annual cash bonuses (referred to as the “Incentive Cash Award”), time-based stock options (referred to as the “2019 Stock Options”), time-based restricted stock unit awards (referred to as the “2019 Restricted Stock Units”), performance-based stock options (referred to as the “2019 Performance Options”) and performance-based restricted stock unit awards (referred to as the “2019 Performance Stock Units”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Equity Award Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock & Option Awards ($)(6)
William P. Angrick, III
Incentive Cash Award	N/A	3-Dec-2018	252,000	630,000	1,260,000
2019 Stock Options	3-Dec-2018	3-Dec-2018						124,200	6.72	341,041
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018					17,300			105,703
2019 Performance Options	3-Dec-2018	3-Dec-2018						124,200	6.72	321,678
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018					17,300			75,947
Jorge A. Celaya
Incentive Cash Award	N/A	3-Dec-2018	117,178	292,944	585,888
2019 Stock Options	3-Dec-2018	3-Dec-2018						36,500	6.11	94,743
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018					5,900			36,049

2019 Performance Options	3-Dec-2018	3-Dec-2018					36,500	6.11	98,185
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				5,900			25,901
John P. Daunt (as Executive Vice President and Chief Commercial Officer)
Incentive Cash Award	N/A	19-Apr-2019	36,000	90,000	180,000
2019 Stock Options(7)	29-Apr-2019	29-Apr-2019					20,000	6.58	57,400
2019 Restricted Stock Units(8)	29-Apr-2019	29-Apr-2019				15,000			98,700
2019 Performance Options	29-Apr-2019	29-Apr-2019					20,000	6.58	57,400
2019 Performance Stock Units	29-Apr-2019	29-Apr-2019				15,000			68,400
John P. Daunt (as Senior Vice President, CAG North America
Incentive Cash Award	N/A	3-Dec-2018	24,360	60,899	121,798
2019 Stock Options	3-Dec-2018	3-Dec-2018					20,800	6.11	53,991
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018				3,350			20,467
2019 Performance Options	3-Dec-2018	3-Dec-2018					20,800	6.11	55,952
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				3,350			14,707
Mark A. Shaffer
Incentive Cash Award	N/A	3-Dec-2018	62,566	156,415	312,830
2019 Stock Options	3-Dec-2018	3-Dec-2018					31,150	6.11	80,856
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018				5,050			30,856
2019 Performance Options	3-Dec-2018	3-Dec-2018					31,150	6.11	83,794
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				5,050			22,170
Michael Lutz
Incentive Cash Award	N/A	3-Dec-2018	55,808	139,520	279,040
2019 Stock Options	3-Dec-2018	3-Dec-2018					27,800	6.11	72,160
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018				4,500			27,495
2019 Performance Options	3-Dec-2018	3-Dec-2018					27,800	6.11	74,782
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				4,500			19,755
Roger Gravley
Incentive Cash Award	N/A	3-Dec-2018	91,207	228,018	456,036
2019 Stock Options	3-Dec-2018	3-Dec-2018					37,850	6.11	98,247
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018				6,150			37,577
2019 Performance Options	3-Dec-2018	3-Dec-2018					37,850	6.11	101,817
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				6,150			26,999
James M. Rallo
Incentive Cash Award	N/A	3-Dec-2018	117,440	293,600	587,200
2019 Stock Options	3-Dec-2018	3-Dec-2018					36,550	6.11	94,837
2019 Restricted Stock Units	3-Dec-2018	3-Dec-2018				5,950			36,355
2019 Performance Options	3-Dec-2018	3-Dec-2018					36,550	6.11	98,320
2019 Performance Stock Units	3-Dec-2018	3-Dec-2018				5,950			26,121

(1)	Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our annual incentive bonus plan for fiscal 2019. Actual bonuses paid for fiscal 2019 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For a discussion of this plan, see “Executive Compensation—Annual Incentive Compensation.”

(2)	Amounts shown represent the number of performance-based restricted shares or performance-based stock options that could be earned by the named executive officer if the performance goal described under “Executive Compensation—

Long-Term Incentive Compensation” is achieved in full. The performance-based restricted shares and performance-based stock options reported in this column were granted under the Second A&R Plan.

(3)	The time based restricted stock was granted under the Second A&R Plan, with 25% vesting on January 1, 2020 and 25% vesting on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(4)	The stock options were granted under the Second A&R Plan, with 12/48th vesting on January 1, 2020 and 1/48th vesting each month thereafter for 36 months.

(5)	The stock options have an exercise price equal to the closing price of our common stock on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the grant date.

(6)	The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with GAAP. The value of the time-based restricted stock units as of the grant date is calculated by multiplying the closing price of our common shares on the grant date times the number of restricted stock units awarded. For performance-based restricted stock, this value is calculated assuming the maximum performance levels are attained. The value of the time-based option awards as of the grant date is determined by the Black-Scholes model. The value of the performance-based restricted stock units and the performance-based option awards as of the grant date is determined by an integrated Monte Carlo simulation model. For performance-based stock options, the value is calculated assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

(7)	These time-based stock options were granted under the Second A&R Plan, with 12/48th vesting on May 1, 2020 and 1/48th vesting each month thereafter for 36 months.

(8)	These time-based restricted stock units were granted under the Second A&R Plan, with 25% vesting on May 1, 2020 and 25% vesting on each of May 1, 2021, May 1, 2022 and May 1, 2023.

The following is a description of material factors necessary to understand the information regarding the awards reflected in the “Grants of Plan-Based Awards for Fiscal 2019” table.

For information regarding the incentive compensation plan, please see “Annual Incentive Compensation” above. Awards under this plan are paid in cash.

Stock option awards granted in fiscal 2019 were granted under our Second A&R Plan. The Second A&R Plan provides that the option price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee is a 10% stockholder, the option price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the plan, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.

The option awards reflected in the “Grants of Plan-Based Awards for Fiscal 2019” table under “2019 Stock Options” and “2019 Performance Options” are qualified and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2019 annual grant of long-term incentive awards as described above under “Executive Compensation—Long-Term Incentive Compensation”. The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.

The stock awards reflected in the “Grants of Plan-Based Awards for Fiscal 2019” table under “2019 Restricted Stock Units” and “2019 Performance Stock Units” are time-based and performance-based restricted stock unit awards, respectively, which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2019 grants of long-term incentive awards as described above under “Executive Compensation—Long-Term Incentive Compensation”. The restricted stock units may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information on the current holdings of stock options of each named executive officer as of September 30, 2019.

		Option Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)(1)	Option Expiration Date
William P. Angrick, III...	12 /1/09(2)	4,568	-	-	9.96	12/1/2019
	11 /30/10(3)	8,641	-	-	17.02	11/30/2020
	12 /02/11(4)	32,139	-	-	37.72	12/2/2021
	11 /27/12(5)	14,695	-	-	46.72	11/27/2022
	11 /27/13(6)	48,122	-	-	24.19	11/27/2023
	5 /15/15(7)	29,980	-	-	11.45	5/15/2020
	12 /22/15(9)	81,445	1,733	-	7.29	12/22/2020
	3 /24/16(8)	15,596	-	5,198	7.29	12/22/2020
	3 /3/17(11)	35,000	13,000	-	9.13	3/3/2022
	3 /3/17(8)	-	-	48,000	9.13	3/3/2022
	12 /11/17(12)	41,726	45,354	-	4.92	12/11/2022
	12 /11/17(12)	78,372	-	52,248	4.92	12/11/2022
	12 /4/18(13)	-	124,200	-	6.72	12/4/2023
	12/4/18	-	-	124,200	6.72	12/4/2023
Jorge A. Celaya	12 /22/15(9)	13,602	289	-	6.63	12/22/2025
	3 /24/16(8)	-	2,605	868	6.63	12/22/2025
	3 /3/17(11)	4,193	1,557	-	6.63	3/3/2027
	3 /3/17(8)	-	-	5,750	8.3	3/3/2027
	12 /11/17(12)	9,717	10,563	-	4.47	12/11/2027
	12 /11/17(12)	18,252	-	12,168	4.47	12/11/2027
	12 /4/18(13)	-	36,500	-	6.11	12/4/2028
	12/4/18	-	-	36,500	6.11	12/4/2028
John P. Daunt	10/27/15	2,500	-	22,500	8.17	10/27/2025
	12 /22/15(9)	3,652	104	-	6.63	12/22/2025
	3 /24/16(8)	939	-	313	6.63	3/24/2026
	2 /2/17(8)	1,677	623	-	10.30	2/2/2027
	2 /2/17(8)	-	-	2,300	10.30	2/2/2027
	2/7/18	-	-	100,000	6.75	2/7/2028
	12 /4/18(13)	-	20,800	-	6.11	12/4/2028
	12 /4/18(13)	-	-	20,800	6.11	12/4/2028
	4 /29/19(14)	-	20,000	-	6.58	4/29/2029
	4 /29/19(14)	-	-	20,000	6.58	4/29/2029
Mark A. Shaffer	3 /3/17(11)	3,828	1,422	-	8.3	3/3/2027
	3 /3/17(8)	-	-	5,250	8.3	3/3/2027
	12 /11/17(12)	5,827	6,333	-	4.47	12/11/2027
	12 /11/17(12)	10,944	-	7,296	4.47	12/11/2027
	12 /4/18(13)	-	31,150	-	6.11	12/4/2028

	12 /4/18(13)	-	-	31,150	6.11	12/4/2028
Michael Lutz	11/16/12	984	-	-	38.09	11/16/22
	11/27/13	4,151	-	-	21.99	11/27/23
	5/15/15	5,526	-	-	10.41	5/15/25
	12 /22/15(9)	7,774	165	-	6.63	12/22/25
	3 /24/16(8)	1,489	-	496	6.63	3/24/26
	3 /3/17(8)	2,151	799	-	8.3	3/3/27
	3 /3/17(8)	-	-	2,950	8.3	3/3/27
	12 /11/17(12)	5,213	5,667		4.47	12/11/27
	12 /11/17(12)	9,792	-	6,528	4.47	12/11/27
	12 /4/18(13)	-	27,800	-	6.11	12/4/2028
	12 /4/18(13)	-	-	27,800	6.11	12/4/2028
Roger Gravley	12 /1/09(2)	1,801	-	-	9.05	12/1/2019
	11 /30/10(3)	2,292	-	-	15.47	11/30/2020
	11 /22/11(4)	2,857	-	-	31.37	11/22/2021
	11 /27/13(6)	3,519	-	-	21.99	11/27/2023
	11 /27/13(8)	2,464	-	-	21.99	11/27/2023
	5 /15/15(7)	7,338	-	-	10.41	5/15/2025
	12 /22/15(9)	10,239	-	-	6.63	12/22/2025
	3 /24/16(8)	2,144	-	-	6.63	12/22/2025
	3 /3/17(11)	3,165	-	-	8.3	3/3/2027
	12 /11/2017(12)	1,240	-	-	4.47	12/11/2022
	12 /11/2017(12)	5,952	-	-	4.47	12/11/2022
James M. Rallo	11 /30/10(3)	6,678	-	-	15.47	11/30/2020
	11 /22/11(4)	12,358	-	-	31.37	11/22/2021
	11 /16/12(5)	3,335	-	-	38.09	11/16/2022
	7 /18/13(10)	24,871	-	-	29.47	7/18/2023
	11 /27/13(6)	9,938	-	-	21.99	11/27/2023
	5 /15/15(7)	12,675	-	-	10.41	5/15/2025
	3/3/2017(11)	2,906	-	-	8.3	3/3/2027

(1)	The closing price of our common stock on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick’s outstanding stock options is 110% of the closing price of our common stock on the grant date.

(2)	These stock options were granted under the Liquidity Services, Inc. Omnibus Long-Term Incentive Plan (the “Plan”) and vested 25% on October 1, 2010 and 2.083% per month thereafter for the following 36 months.

(3)	These stock options were granted under the Plan and vested 25% on October 1, 2011 and 2.083% per month thereafter for the following 36 months.

(4)	These stock options were granted under the Plan and vested 25% on October 1, 2012 and 2.083% per month thereafter for the following 36 months.

(5)	These stock options were granted under the Plan, with 25% vesting on October 1, 2013 and 2.083% per month vesting thereafter for the following 36 months.

(6)	These stock options were granted under the Plan, with 25% vesting on October 1, 2014 and 2.083% per month vesting thereafter for the following 36 months.

(7)	These stock options were granted under the Liquidity Services, Inc. Amended and Restated Omnibus Long-Term Incentive Plan (the “A&R Plan”), with 25% vesting on October 1, 2015 and 2.083% per month vesting thereafter for the following 36 months.

(8)	These stock options were granted under the A&R Plan and vest based on the achievement of certain financial milestones. These awards will vest in installments at the end of each fiscal year as and when we achieve certain pre-established goals related to compound annual growth rate (“CAGR”) except that the performance stock options granted on May 15, 2015 were forfeited following the end of the 2016 fiscal year due to failure to meet the applicable performance criteria.

(9)	These stock options were granted under the A&R Plan, with 25% vesting on October 1, 2016 and 2.083% vesting thereafter for the following 36 months.

(10)	These stock options were granted under the Plan and vest over a four-year period, with 25% vesting on July 18, 2014 and 2.083% per month vesting thereafter for the following 36 months.

(11)	These stock options were granted under the Second A&R Plan, with 37.50% vested on April 1, 2018 and 2.083% per month vested thereafter for 30 months.

(12)	These stock options were granted under the Second A&R Plan, with 31.25% vested on January 1, 2019 and 2.08% per month vested thereafter for 33 months.

(13)	These stock options were granted under the Second A&R Plan, with 25% vested on January 1, 2020 and 25% vesting on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(14)	These stock options were granted under the Second A&R Plan, with 25% vested on May 1, 2020 and 25% vesting on each of May 1, 2021, May 1, 2022 and May 1, 2023.

The following table provides information on the current holdings of stock awards of each named executive officer at September 30, 2019.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III.	11/30/2010			11,053	81,792
	12/22/2015	36,682	271,447	-	-
	3/24/2016	-	-	9,170	67,858
	3/3/2017	-	-	75,250	556,850
	3/3/2017	37,625	278,425	-	-
	12/11/2017	6,150	45,510	-	-
	12/11/2017			4,920	36,408
	12/4/2018	17,300	128,020	-	-
	12/4/2018			17,300	128,020
Jorge A. Celaya	7/16/2015	43,724	323,558
	12/22/2015	6,335	46,879
	3/24/2016			1,584	11,722
	7/13/2016	3,322	24,583
	3/3/2017			9,700	71,780
	3/3/2017	4,850	35,890
	12/11/2017	1,560	11,544
	12/11/2017			1,248	9,235
	12/4/2018	5,900	43,660

	12/4/2018			5,900	43,660
John P. Daunt	10/27/2015	12,500	92,500
	12/22/2015	2,283	16,894
	3/24/2016			571	4,225
	2/2/2017			3,850	28,490
	2/2/2017	1,925	14,245
	3/15/2018			4,834	35,772
	3/15/2018	4,028	29,807
	12/4/2018			3,350	24,790
	12/4/2018	3,350	24,790
	4/29/2019			15,000	111,000
	4/29/2019	15,000	111,000
Mark A. Shaffer	2/16/2016	1,726	12,772	431	3,189
	7/13/2016	3,750	27,750
	3/3/2017	4,425	32,745	8,850	65,490
	12/11/2017	930	6,882
	12/11/2017			744	5,506
	12/4/2018	5,050	37,370
	12/4/2018			5,050	37,370
Michael Lutz	12/22/2015	3,620	26,788
	3/24/2016			905	6,697
	3/3/2017			4,950	36,630
	3/3/2017	2,475	18,315
	12/11/2017			672	4,973
	12/11/2017	840	6,216
	12/4/2018			4,500	33,300
	12/4/2018	4,500	33,300

(1)	These amounts refer to time-based restricted stock awards that were granted under the Second A&R Plan, which vest over a four-year period in 25% installments.

(2)	These amounts refer to performance-based restricted stock awards that were granted under the Second A&R Plan, which vest, if at all, based on the Company’s achievement of certain financial performance goals. These awards will vest in installments as and when we achieve certain pre-established financial goals.

Option Exercises and Stock Vested During Fiscal 2019

The following table shows the stock options that were exercised, and the restrictions on restricted stock that lapsed, during fiscal 2019 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
William P. Angrick, III	-	-	98,603	$601,383
Jorge A. Celaya	-	-	62,950	$359,646
John P. Daunt	-	-	31,298	$192,287
Mark A. Shaffer	-	-	10,806	$66,091
Michael Lutz	-	-	10,044	$61,652
Roger Gravley	5,950	43,761	17,603	$106,965
James M. Rallo	-	167,812	39,658	$256,656

(1)

The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)	The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment. We have entered into employment agreements with each of our named executive officers that provide compensation upon certain triggering events that result in termination of employment. These agreements are described under “Employment Agreements” above and summarized in the table below.

		Termination (other than for cause or by employee without good reason)¹	Death	Disability
Cash Elements	Severance	12 months’ salary plus the average annual bonus over last two fiscal years.²	Base salary through the next full calendar month	Base salary through the third full calendar month after termination, reduced by any amounts received under any disability insurance provided by the Company.
Equity Elements	Time-Based Options and RSUs	Unvested amounts do not accelerate.
	Performance-Based Options and RSUs	Unvested amounts do not accelerate.

(1) For information with respect to terminations following a change in control, see information below.

(2) Mr. Celaya will receive a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his annual target incentive bonus. In addition, the Company will maintain Mr. Celaya’s medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six (6) months following his termination. Mr. Daunt will receive a lump-sum severance package equal to nine months of his base salary.

The post-termination payments table below quantifies the compensation that would have become payable under existing plans and arrangements if each named executive officer’s employment had terminated on September 30, 2019 upon certain triggering events. These amounts are estimates only, as the actual obligation can only be determined at the time of a named executive officer’s separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, life insurance, disability benefits and accrued vacation.

Change of Control Arrangements

Employment Agreements. Other than with respect to Mr. Celaya, we do not provide change of control benefits to our named executive officers under their respective employment agreements. See “Summary of Employment Agreement with Jorge A. Celaya”.

Stock Options and Restricted Stock. Our named executive officers hold unvested stock options and restricted stock and restricted stock units under the Second A&R Plan. This plan contains provisions regarding the treatment of any unvested stock options and restricted stock and restricted stock units in connection with a change of control of the Company.

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Under the Second A&R Plan, in the event of a “corporate transaction”, provision will be made in writing for the assumption or continuation of options and restricted stock and restricted stock units theretofore granted (and any other outstanding equity awards that may have been granted under the plan), or for the substitution for such options and restricted stock and restricted stock units (and any other outstanding equity awards that may have been granted under the plan) for new common stock options and restricted stock and restricted stock units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the plan, options and restricted stock and restricted stock units theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards, (i) all outstanding shares of restricted stock and restricted stock units will be deemed to have vested and the shares of stock subject thereto will be delivered immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:

(A)            fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or

(B)            the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an option during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction the plan, and all outstanding but unexercised options, will terminate.

Qualifying Termination Following a Change of Control. In the event that outstanding awards are assumed or substituted by a successor entity and a named executive officer experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding shares of restricted stock and restricted stock units will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, “good reason” generally means a voluntary resignation of the named executive officer following a material adverse change in the executive’s position, duties or responsibilities, a reduction in base salary, receipt of a notice that the executive’s principal workplace will be relocated more than 50 miles or a material breach by the Company of the named executive officer’s employment agreement.

Under the plan, a “corporate transaction” generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

All values were calculated as of September 30, 2019 based on the closing price of our common stock on the last trading day of fiscal 2019 ($7.40).

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	Type of Termination
Name	Death		Disability		By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction	Retirement
William P. Angrick, III
Salary	$70,000	(1)	$140,000	(2)	$—	$420,000	$420,000	$—
Bonus	—		—		—	$644,502	$644,502	—
Option Awards	—		—		—	—	—	—
Stock Awards (3)	—		—		—	—	$1,594,330	—
TOTAL	$70,000		$140,000		—	$1,064,502	$2,658,832	—
Jorge A. Celaya
Salary	$61,030	(1)	$122,060	(2)	—	$366,180	$549,270	—
Bonus	—		—		—	$292,944	$439,416	—
Health Benefits	—		—		—	$3,672	—	—
Option Awards	—		—		—	—	—	—
Stock Awards(3)	—		—		—	—	$622,510	—
TOTAL	$61,030		$122,060		—	$662,796	$1,611,196	—
John P. Daunt
Salary	$50,000	(1)	$100,000	(2)	—	$225,000	$225,000	—
Bonus	—		—		—	—	—	—
Option Awards	—		—		—	—	—	—
Stock Awards(3)	—		—		—	—	$493,513	—
TOTAL	$50,000		$100,000		—	$225,000	$718,513	—
Mark A. Shaffer
Salary	$52,138	(1)	$104,277	(2)	—	$312,830	$312,830	—
Bonus	—		—		—	$138,721	$138,721	—
Option Awards	—		—		—	—	—	—
Stock Awards(3)	—		—		—	—	$229,074	—
TOTAL	$52,138		$104,277		—	$451,551	$680,625	—
Michael Lutz
Salary	$46,507	(1)	$93,013	(2)	—	$279,040	$279,040	—
Bonus	—		—		—	$144,273	$144,273	—
Option Awards	—		—		—	—	—	—
Stock Awards(3)	—		—		—	—	$166,219	—
TOTAL	$46,507		$93,013		—	$423,313	$589,532	—

(1)	Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months’ base salary.

(2)	Upon termination of employment as a result of disability, the named executive officer is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months’ base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company.

(3)	The amounts reflected in this table for “Stock Awards” are based on the number of unvested restricted stock and restricted stock units held by the NEO as of the last business day of fiscal 2019, multiplied by the closing price of our common stock on the last trading day of fiscal 2019 ($7.40). This calculation assumes that, pursuant to the Second

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A&R Plan, such unvested restricted stock and restricted stock units were deemed vested as a result of a corporate transaction.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Compensation Committee Beatriz V. Infante, Chair Phillip A. Clough Katharin S. Dyer Edward J. Kolodzieski

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in fiscal 2019 were Mr. Kolodzieski, Mr. Clough and Ms. Infante. Ms. Dyer joined the Compensation Committee effective January 1, 2020. No member of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of William P. Angrick, III, our CEO. For fiscal 2019, our last completed fiscal year, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than our CEO) was approximately 26 to 1.

To determine the pay ratio, we compared the annual total compensation of our CEO to the annual total compensation of our median employee as of September 30, 2019, the last date of our most recently completed fiscal year. We determined the median employee by taking these steps:

First, we analyzed our employee population. As of September 30, 2019, our employee population consisted of approximately 684 individuals located in 13 countries. 95.6% of this employee population were in four countries (United States, Canada, United Kingdom and China).

Second, we determined which employees to exclude from our identification of our median employee as permitted by SEC rules. We determined to exclude all employees located outside of our four main countries due to the small number of employees in each country. A total of 30 employees located in the following countries were excluded: Australia, Austria, France, Germany, Hong Kong, Malaysia, Philippines, Singapore, and Spain. The employees excluded due to geographic location constitute less than 4.1% of our employees as of September 30, 2019.

Third, we compared the base salary of our employees (other than the CEO and those excluded employees described above) as reflected in our payroll records for fiscal 2019, which was our measurement period. We selected base salary as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $87,654. The median employee’s annual total compensation includes salary and overtime pay, as well as incentive payments and company matching contributions to the 401(k) employee savings plan. With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement ($2,286,050). Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table. We then used the annual total compensation of the median employee and of our CEO to

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calculate the pay ratio (approximately 26 to 1).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

Shares of our common stock are authorized for issuance to directors, employees and consultants under our Second A&R Plan. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. With our acquisition of Machinio Corp. (“Machinio”) in 2018, we assumed the 2014 Machinio Corp. Stock Incentive Plan (the “Machinio Plan”). After we assumed it, we issued awards under this plan to Machinio employees that became our employees because of the acquisition but will make no further awards under this plan. The Machinio Plan was approved by Machinio’s stockholders prior to our acquisition, but it was not approved by our stockholders as permitted by applicable Nasdaq rules. Additional information regarding the Machinio Plan is provided below. The following table provides information as of September 30, 2019 about outstanding options and shares reserved for issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,319,023	(1)	9.59	(2)	1,312,256	(3)
Equity compensation plans not approved by security holders (4)	277,235	(5)	1.20	(2)	-
Total	4,596,258		10.79		1,312,256

(1)	Includes 1,675,403 unvested shares of restricted stock outstanding as of September 30, 2019 that were issued pursuant to awards granted under the Second A&R Plan.

(2)	Only outstanding option awards were used in computing the average exercise price of outstanding options.

(3)	Shares available for future awards under the Second A&R Plan may be granted as stock option awards, restricted stock awards or restricted stock units.

(4)	The Machinio Plan was assumed by the Company in connection with the acquisition of Machinio. The Machinio Plan was approved by Machinio’s stockholders before acquisition but was not approved by the Company’s stockholders as permitted by applicable rules. There are no securities remaining available for future issuance under the Machinio Plan.

(5)	Includes 248,577 unvested shares of restricted stock outstanding as of September 30, 2019 that were issued pursuant to awards granted under the Machinio Plan.

2014 Machinio Corp. Stock Incentive Plan

We assumed the Machinio Plan with our acquisition of Machinio (the “Acquisition”) on July 10, 2018. The Machinio Plan permits the grant of stock options, restricted stock awards and unrestricted stock awards to Machinio’s officers, employees, directors and consultants. A person is not eligible to receive an award under the Machinio Plan if such person was employed, immediately before the Acquisition, by the Company or any of its subsidiaries.

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As of July 10, 2018, all outstanding, vested, in-the-money options under the Machinio Plan were converted into the right to receive cash, net of exercise price. In-the-money unvested stock options were converted into non-qualified options to purchase the Company’s common stock. Out-of-the-money options were cancelled. We also assumed the Machinio Plan and the remaining shares reserved for issuance under the Machinio Plan were converted into shares of the Company’s common stock. These shares were issued under the Machinio Plan to employees of Machinio immediately following the Acquisition as restricted stock awards. A copy of the Machinio Plan is included as Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the SEC on July 10, 2018. We do not intend to grant any future awards under the Machinio Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

 NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under Securities Exchange Act Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2021 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 and must be received by us at our principal executive offices at 6931 Arlington Road, Suite 200, Bethesda, MD 20814, to the attention of the Corporate Secretary, no later than September 29, 2020.

In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non-binding proposals presented under Securities Exchange Act Rule 14a-8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•	the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

•	such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

•	if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

•	if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2021 Annual Meeting of Stockholders, it must be received no earlier than October 23, 2020 and no later than November 22, 2020.

If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

•	the 90th day prior to such Annual Meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of

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Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Such notice shall set forth the following information:

•	as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

•	a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNUAL REPORT

Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2019 is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservices.com, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.

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APPENDIX A

LIQUIDITY SERVICES, INC.

THIRD AMENDED AND RESTATED 2006 OMNIBUS LONG-TERM INCENTIVE PLAN

Liquidity Services, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.            PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.            DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1            “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2            “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3            “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4            “Award Agreement” means a written or electronic agreement or other instrument that evidences and sets out the terms and conditions of an Award.

2.5            “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6            “Board” means the Board of Directors of the Company.

2.7            “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8            “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9            “Committee” means the Compensation Committee of the Board.

2.10          “Company” means Liquidity Services, Inc. and any successor thereto.

2.11          “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12          “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13          “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14          “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15          “Effective Date” has the meaning set forth in Section 5.1 of the Plan.

2.16          “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17          “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18          “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19          “Good Reason” means, without Grantee’s consent, (1) a material reduction in the position, duties or responsibilities of the Grantee from those in effect immediately prior to such change; (2) a reduction in the Grantee’s base salary; (3) a relocation of the Grantee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the Grantee.

2.20          “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.21          “Grantee” means a person who receives or holds an Award under the Plan.

2.22          “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23          “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24          “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25          “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26          “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27          “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28          “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.29          “Plan” means this Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan.

2.30          “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.31          “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32          “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33          “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.34          “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35         “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36          “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37          “Stock” means the common stock, par value $.001 per share, of the Company.

2.38          “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39          “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40          “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41          “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.42          “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43          “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.            ADMINISTRATION OF THE PLAN

3.1.            Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.            Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.            Delegation to Management

The Board (or the Committee, if the Board’s powers have been delegated to the Committee pursuant to Section 3.2) may by resolution authorize one or more officers of the Company to perform any or all things that the Board or the Committee, as applicable, is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Board and/or Compensation Committee; and, provided, further, that such authorization shall not provide for the grant of Awards to officers or directors of the Company. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer.

3.4             Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)            designate Grantees,

(ii)            determine the type or types of Awards to be made to a Grantee,

(iii)           determine the number of shares of Stock to be subject to an Award,

(iv)           establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)            prescribe the form of each Award Agreement evidencing an Award, and

(vi)           amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange or market on which the Stock is listed or quoted shall be made without approval of the Company’s stockholders.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting either a replacement Option or SAR with a lower exercise price, another Award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.5.            Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.            No Liability

No member of the Board or of the Committee or any officer delegated authority pursuant to this Section 3 shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.            Share Issuance

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.            STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be nineteen million one-hundred thousand (19,100,000). For this purpose, every share of Stock issued pursuant to an Award granted after January 9, 2015 (i) that is an Option or SAR shall count as one share and (ii) every share of Stock issued pursuant to an Award granted after January 9, 2015 other than an Option or SAR shall count as 1.5 shares of Stock. The number of shares that may be issued as Incentive Stock Options shall not exceed nineteen million one-hundred thousand (19,100,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan; provided, however, that any shares of Stock that again become available for grant pursuant to this Section 4 after January 9, 2015 shall be added back on a one-for-one basis if such shares of Stock were subject to Awards of Options or SARs or added back as one and one-half (1.5) shares of Stock for all shares granted as Awards other than Options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an Option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an Award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of Stock available for issuance under the Plan and shares purchased in the open market using Option proceeds shall not be available for future grants under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.            EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.            Effective Date

The Plan was originally effective December 2, 2005 and was amended and restated effective as of February 26, 2015 and February 23, 2017. This third amended and restated version of the Plan was adopted by the Board as of January __, 2020 (the “Approval Date”) and shall become effective upon approval by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders on February 20, 2020 (the “Effective Date”).

5.2.            Term

The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine as provided in Section 5.3.

5.3.            Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.            AWARD ELIGIBILITY AND LIMITATIONS

6.1.            Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual providing services to the Company or any Affiliate whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.            Successive Awards and Substitute Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.            Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)             the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

(ii)            the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is seven hundred thousand (700,000) per calendar year;

(iii)            the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000; and

(iv)           the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one Outside Director shall not exceed $420,000. The foregoing limit shall not count any tandem SARs (as described in Section 9.2).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.            AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.            TERMS AND CONDITIONS OF OPTIONS

8.1.            Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.            Vesting

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement; provided, however, that the vesting of any Option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any Option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an Option that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3.            Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. Notwithstanding the foregoing, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Grantee holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies.

8.4.            Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.            Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.            Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required or permitted to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.            Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. In no case shall an individual holding an Option receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an Option. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.            Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.            Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.          Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.          Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.            TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.            Right to Payment and Grant Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date. In no case shall an individual holding an SAR receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an SAR.

9.2.            Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall not exceed ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements.

10.            TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.          Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.          Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of Stock under any Restricted Stock or Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.          Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.          Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Restricted Stock Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Restricted Stock has become vested and/or been earned, as applicable. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.          Rights of Holders of Stock Units

10.5.1.            Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Stock Unit Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Stock Units have become vested and/or been earned, as applicable. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.            Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.            Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.            Purchase of Restricted Stock

The Grantee may be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.            Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.            [RESERVED]

12.            FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.            General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.            Surrender of Stock

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.            Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.            Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.            TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.            Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalent Rights granted as a component of an Award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such Awards. Dividend Equivalent Rights accrued on shares subject to any such Awards shall become payable no earlier than the date the vesting criteria have been satisfied and the underlying Restricted Stock or Stock Units have become vested and/or been earned, as applicable.

13.2.            Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.            TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.            Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof with respect to a Performance Award or Annual Incentive Award granted on or before November 2, 2017 and intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m) with respect to any grants made on or before November 2, 2017, any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.            Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award granted on or before November 2, 2017 to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.            Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.            Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria.

14.2.3.            Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.            Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards. The Committee shall also have the authority to determine that such Performance or Annual Incentive Awards shall be canceled in the event the Committee, in its reasonable determination, deems at any time during the applicable performance period that the established performance goals have become unachievable.

14.3.            Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.            Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted on or before November 2, 2017 to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards granted on or before November 2, 2017 does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.            PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.            REQUIREMENTS OF LAW

16.1.            General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.            Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.            EFFECT OF CHANGES IN CAPITALIZATION

17.1.            Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.            Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.            Corporate Transaction

Subject to the exceptions set forth in the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction, provision shall be made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the Awards, (i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and (ii) either of the following two actions shall be taken:

(A)            fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)            the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, with respect to any Performance Awards so accelerated due to the refusal of the successor entity to assume or substitute such Performance Awards, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Performance Award shall immediately lapse and such Performance Award shall immediately vest and the Grantee shall have the right to receive a payment based on the number of days that have elapsed in the performance period and on the Company’s actual achievement with respect to such performance-based vesting criteria through the date of the Corporate Transaction (as determined by the administrator).

In the event that Awards are assumed or substituted by a successor entity and a Grantee experiences a termination without Cause or for Good Reason within one year following the occurrence of the Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered upon such termination and all Options and SARs outstanding shall become immediately exercisable and shall remain exercisable for a period of one year following such termination, or until the expiration date of such Option or SAR, if earlier.

17.4.            Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3; provided, however, that no Award may provide for single-trigger vesting in connection with a Corporate Transaction unless the successor entity refuses to assume or substitute the Awards as described in Section 17.3.

17.5.            No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.            GENERAL PROVISIONS

18.1.            Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.            Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.            Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required or permitted by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.            Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.            Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.            Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.            Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.            Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.            Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

18.10.          Compensation Recoupment Policy

Subject to the terms and conditions of the Plan, the administrator may provide that any Grantee and/or any Award, including any shares of Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

LIQUIDITY SERVICES

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - Phillip A. Clough	☐	☐
02 - George H. Ellis	☐	☐
03 - Jaime Mateus-Tique	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 3 4 9 2 4

036CUB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Liquidity Services, Inc.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 20, 2020

Solicited on behalf of the Board of Directors of Liquidity Services, Inc.

William P. Angrick, III and Mark A. Shaffer, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 20, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Please sign on the reverse side and return this proxy in the enclosed envelope.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.